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                                                                     EXHIBIT 2.1










                           PURCHASE AND SALE AGREEMENT


                                     between


                         PREIT ASSOCIATES, L.P., et al.,
                                                           collectively, Sellers

                                       and


                             MPM ACQUISITION CORP.,
                                                                       Purchaser


                            Dated as of March 3, 2003





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                                TABLE OF CONTENTS

1.  Sale.......................................................................1

2.  Purchase Price.............................................................2

3.  Apportionments.............................................................4

4.  Purchaser's Inspections and Closing Date...................................7

5.  Title......................................................................7

6.  Representations and Warranties.............................................9

7.  Employees.................................................................18

8.  Conditions Precedent to Closing...........................................20

9.  Deliveries by Sellers at Closing..........................................25

10. Deliveries by Purchaser at Closing........................................27

11. Operation of the Properties prior to the Closing Date.....................28

12. As Is; Release............................................................31

13. Broker....................................................................33

14. Casualty; Condemnation....................................................33

15. Remedies..................................................................35

16. Purchaser's Access to the Property........................................36

17. Indemnity.................................................................38

18. Escrow....................................................................39

19. Assignment................................................................42

20. Access to Records; Tax Matters............................................43

21. Notices...................................................................43

22. Confidential Information and Confidentiality..............................45

23. Miscellaneous.............................................................48



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Exhibits

A - List of Owners, Properties, Sale Prices, Outstanding Mortgage Obligations B - Legal Descriptions of Parcels
C - Form of Lease Assumption
D - Form of Bill of Sale
E - Form of Contract and License Assignment
F - Form Partnership Assignment
G - Form of FIRPTA Affidavit
H - Terms of Employment Offer to Raymond Trost

Schedules

1(a)(i)           Personal Property
1(b)              Excluded Personal Property
1(e)              Tax Basis of Personal Property
6(a)(i)(E)        Financial Statements
6(a)(i)(F)        Rent Rolls and Delinquency Reports
6(a)(i)(H)(1)     Loan Documents
6(a)(i)(H)(2)     Agreements Governing Joint Ventures
6(a)(i)(H)(3)     Management Agreements for Joint Venture Properties
6(a)(i)(I)        Service Contracts
6(a)(i)(J)        Union Contracts
6(a)(i)(K)        Actions and Investigations
6(a)(i)(L)        Condemnation Actions
6(a)(i)(M)        Violation of Governmental Regulations or Private Encumbrances
6(a)(i)(O)        Tax Appeals
6(a)(i)(T)        Property Insurance Coverages
6(a)(i)(W)        Joint Venture Balance Sheets
7(a)              Employees, Dates of Employment, Job Titles, Base Compensation
11(f)             Capital Expenditure Programs
18(c)             Responsibilities of Payment of Closing Costs


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                                  DEFINED TERMS

         The following capitalized terms are defined in the respective Section of the Agreement identified below:

         "Access Agreement" - as such term is defined in Section 22(a).

         "Additional Deposit" - as such term is defined in Section 2(b).

         "Agreement" - as such term is defined in the caption.

         "Allocated Reimbursement Amount" - as such term is defined in Section 6(a)(iv).

         "Approved Institution" - as such term is defined in Section 18(g).

         "Approved Investment" - as such term is defined in Section 18(g)(i).

         "Bill of Sale" - as such term is defined in Section 9(a)(iii).

         "Bonds" - as such term is defined in Section 8(a)(iii).

         "Bond Documents" - as such term is defined in Section 8(a)(iii).

         "Building(s)" - as such terms are defined in the Background.

         "Closing" - as such term is defined in Section 4(d).

         "Closing Date" - as such term is defined in Section 4(d).

         "Commitment" - as that term is defined in Section 5(b).

         "Confidential Information" - as such term is defined in Section 22(a).

         "Contract and License Assignment" - as such term is defined in Section 9(a)(iv).

         "Contracts" - as such term is defined in Section 9(a)(iv)(B).

         "Deed" - as such term is defined in Section 9(a)(i).

         "Deposit" - as such term is defined in Section 2(b).

         "Designated Employee" - as such term is defined in Section 6(a)(iii).

         "Disclosing Party" - as such term is defined in Section 22(a).


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         "Escrow" - as such term is defined in Section 18(a).

         "Employee" - as such term is defined in Section 7(a).

         "Hazardous Material" - as such term is defined in Section 12(f).

         "Hired Employee" - as such term is defined in Section 7(a).

         "Improvements" - as such term is defined in the Background.

         "Initial Deposit" - as such term is defined in Section 2(a).

         "Inspections" - as such term is defined in Section 4(a)(i).

         "Joint Ventures" - as such term is defined in the Background.

         "JV Interest" - as such term is defined in the Background.

         "Known Contamination" as such term is defined in Section 17(a)(ii).

         "Laws" - as such term is defined in Section 16(ii).

         "Lease Assumption" - as such term is defined in Section 9(a)(ii).

         "Leases" - as such term is defined in Section 1(a)(vi).

         "Liens" - as such term is defined in Section 5(c).

         "Mortgagee" - as such term is defined in Section 8(a)(ii).

         "Net Operating Income" - as such term is defined in Section 2(f).

         "New Lease" - as such term is defined in Section 11(a).

         "Non-Disclosure Agreement" - as such term is defined in Section 22(a).

         "Notice of Objection" - as such term is defined in Section 18(e)(i).

         "Parcel(s)" - as such terms are defined in the Background.

         "Partnership Assignment" - as such term is defined in Section 9(b).

         "Permits" - as such term is defined in Section 1(a)(vii).

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         "Permitted Exceptions" - as such term is defined in Section 5(b).

         "Personal Property" - as such term is defined in Section 1(a)(iv).

         "Plans" - as such term is defined in Section 1(a)(x).

         "PREIT" - as such term is defined in Section 8(a)(i).

         "Property" and "Properties" - as such terms are defined in the Background.

         "Property Information" - as such term is defined in Section 12(b).

         "Proposed Transaction" - as such term is defined in Section 22(d).

         "Purchase Price" - as such term is defined in Section 2.

         "Purchaser" - as such term is defined in the caption.

         "Purchaser's Documents" - as such term is defined in Section
6(b)(i)(B).

         "Purchaser's Representatives" - as such term is defined in Section
12(b).

         "Recipient" - as such term is defined in Section 22(a).

         "Seller" and "Sellers" - as such terms are defined in the caption.

         "Seller's Documents" - as such term is defined in Section 6(a)(i)(B).

         "Seller's knowledge" - as such term is defined in Section 6(a)(iii).

         "Sellers' Representatives" - as such term is defined in Section 17(a).

         "Service Contracts" - as such term is defined in Section 1(a)(viii).

         "Surviving Obligations" - as such term is defined in Section 6(a)(iv).

         "Title Company" - as such term is defined in Section 9(a).

         "2002 NOI Statement" - as such term is defined in Section 6(a)(i)(E).

         "Unacceptable Encumbrances" - as such term is defined in Section 5(c).

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
                           PURCHASE AND SALE AGREEMENT

         PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of March 3, 2003 by and between the entities listed in Exhibit A as "Owners," each having an office at PREIT Services, LLC, The Bellevue, Third Floor, 200 South Broad Street, Philadelphia, PA 19102 (each, a "Seller" and collectively, "Sellers"), and MPM Acquisition Corp., a Pennsylvania corporation, having an office at 160 Clubhouse Road, King of Prussia, PA 19406 ("Purchaser").


                                   BACKGROUND

         The Sellers listed in the "Wholly Owned" portion of Exhibit A own fee simple title to fifteen (15) separate apartment complexes (each of such apartment complexes being referred to herein as, a "Building," and collectively, the "Buildings") listed on Exhibit A. Each Building is located on the real property more particularly described on Exhibit B (each, a "Parcel" and collectively, the "Parcels"). The improvements (inclusive of the Building) constructed on each Parcel are referred to herein collectively as the "Improvements," and all Improvements, collectively, as the "Improvements." Each Parcel, together with the Improvements located thereon and the items listed in
Section 1(a)(iii)-(xi) shall be referred to herein individually as a "Property," and collectively as the "Properties."

         The Sellers listed in the "Joint Venture" portion of Exhibit A own a fifty percent (50%) partnership interest (each, a "JV Interest") in four (4) separate partnerships (the "Joint Ventures") which own an additional four (4) apartment complexes. The terms "Building," "Parcel," "Improvements" and "Properties" used herein sometimes also refer to the Properties owned by the Joint Ventures. Without limiting the generality of the foregoing, the term "Properties" when used in Section 6 also refers to properties owned by the Joint Ventures.

         Purchaser has agreed to purchase the Properties and JV Interests in their physical "AS-IS, WHERE-IS, WITH ALL FAULTS" condition and acknowledges that, except as expressly set forth in this Agreement, Sellers have made no representations or warranties to Purchaser regarding the Properties, the operation thereof or the Joint Ventures.

         NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties agree as follows:

            1. Sale.

               (a) Each Seller of a Property listed in the "Wholly Owned" section of Exhibit A agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from such Seller, at the price, upon the terms and subject to the conditions set forth in this Agreement, such Seller's (i) Parcel(s) (including the additional parcel of land in Omaha, Nebraska); (ii) Improvements;
(iii) easements, rights of way, reservations, covenants, restrictions, privileges, appurtenances, and other estates and rights pertaining to such Parcels and Improvements; (iv) right, title and interest in and to all equipment, furnishings, fixtures, inventory and other tangible personal property owned by such Seller located on and used in connection with the operation of such Parcel(s) and Improvements as an apartment complex, including such items as are listed in Schedule 1(a)(i), but excluding the items of personal property described in Section 1(b) (collectively, the "Personal Property"); (v) right, title and interest, if any, in and to any strips and gores, alleys adjoining the Parcel(s), and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Parcel(s) to the center line thereof;
(vi) interest as landlord in all leases encumbering such Property(ies)

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(collectively, the "Leases") on the Closing Date; (vii) all service, supply, maintenance, utility and commission agreements, and equipment leases with respect to such Property(ies) listed in Schedule 6(a)(i)(I) or entered into after the date hereof in accordance with the terms of this Agreement (collectively, the "Service Contracts"), to the extent assignable; (viii) all licenses, permits, certificates, approvals, authorizations, variances and other written authorizations from any governmental or quasi-governmental authorities having jurisdiction necessary or desirable for the use, operation or ownership of such Property(ies) and in Seller's possession or control (collectively, the "Permits"), to the extent assignable; (ix) right, title and interest in any telephone exchanges, if any, to the extent assignable; (x) right, title and interest in surveys, plans and specifications in Seller's possession and control for such Improvements (collectively, the "Plans"), to the extent assignable; and
(xi) all rights (if any) to the name(s) listed in the column labeled "Name of Property" in Exhibit A, to the extent such rights are assignable (it being acknowledged by Purchaser that Sellers have no exclusive rights to use any such name and that Sellers have not registered the same in any manner).

            (b) Specifically excluded from each Property and this sale are all items of personal property described in Schedule 1(b), if any.

            (c) Each Seller listed in the "Joint Venture" column of Exhibit A agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from such Seller, at the applicable Purchase Price, upon the terms and subject to the conditions set forth in this Agreement, such Seller's JV Interest in the Joint Venture owning such Property.

         2. Purchase Price. The purchase price to be paid by Purchaser to each Seller for a Property or JV Interest, as applicable, is listed in the column labeled "Purchase Price" in Exhibit A (the "Purchase Price)." The applicable Purchase Price shall not be payable to the extent a Property or JV Interest is deleted from Exhibit A in accordance with the provisions of Sections 5(d), 6(a)(iii), 8(a), 8(d), 14 or 15(a). The Purchase Prices shall be payable as follows:

            (a) Five Million Dollars ($5,000,000.00) (the "Initial Deposit"), simultaneously with the execution and delivery of this Agreement, and as a condition precedent to the effectiveness of this Agreement, by a bank wire transfer of immediately available funds to an account designated by Title Company. The Initial Deposit shall be held and disbursed by Title Company in accordance with the terms of this Agreement, and shall be non-refundable except as expressly provided in this Agreement.

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            (b) Within two (2) business days after receipt of notice by
Purchaser from Sellers that the condition specified in Section 8(a)(i) has been satisfied, Purchaser shall deposit with the Title Company, by a bank wire transfer of immediately available funds, the additional sum of Ten Million Dollars ($10,000,000.00) (the "Additional Deposit"). Such Additional Deposit shall be deposited in the account containing the Initial Deposit. The Initial Deposit and the Additional Deposit and all interest earned thereon shall hereinafter collectively be referred to as the "Deposit." The Deposit shall be non-refundable except as expressly provided in this Agreement and shall be held and delivered by Title Company in accordance with the provisions of Section 18. Except as expressly otherwise set forth in this Agreement, the Deposit shall be applied against the Purchase Prices on the Closing Date. It is understood that if Purchaser is permitted to terminate this Agreement with respect to all of the Properties and JV Interests, the Deposit shall be returned to Purchaser.

            (c) At Closing, Purchaser will assume the debt on each Property outstanding as of the Closing Date, or take title to a JV Interest in a Property subject to such debt, and such debt will reduce the Purchase Price for each Wholly-Owned Property on a dollar for dollar basis, and for each JV Interest by 50% of the outstanding debt (it being understood and agreed that the outstanding debt amounts shown on Exhibit A next to the JV Properties reflect one-half of the debt outstanding as of the date specified). On the Closing Date, Exhibit A shall be updated to reflect the outstanding debt as of the Closing Date and the equity remaining in each Property. The amounts on Exhibit A related to the Joint Ventures when updated will also be net of the JV Partner's interest. If Purchaser pays off a mortgage loan at Closing, Purchaser shall be given credit therefor as if Purchaser had assumed the loan at Closing.

            (d) The balance of the Purchase Price, by bank wire transfer of immediately available funds to Title Company's account on or before the Closing Date, subject to the prorations and adjustments set forth in subsection (f) below, Section 3 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Purchaser to any Seller at Closing, and less any amounts to be paid by any Seller to Purchaser at Closing.

            (e) At Closing, the Purchase Price for each Property shall be allocated between Personal Property and real property as follows. The portion of the Purchase Price allocated to the Personal Property shall be the tax basis for such Personal Property listed on Sellers' books. The remainder of the Purchase Price for such Property shall be allocated to the Parcel, Building and Improvements. The current tax basis listed on Sellers' books for the Personal Property is listed on Schedule 1(e), which Schedule shall be updated at Closing.

            (f) In the event the aggregate Net Operating Income shown on the revised financial statement for the Properties for the twelve (12) months ending December 31, 2002 provided pursuant to Section 6(a)(i)(E) is less than the aggregate Net Operating Income shown in the third column captioned "NOI" on the projected financial statement for the Properties for such period captioned "2002 Multifamily Portfolio Roll-Up, 11 month Actual and December Forecast" attached hereto as a part of Schedule 6(a)(i)(E) by more than 1%, the aggregate Purchase Price shall be reduced, based on a capitalization rate of 7.95%. In that circumstance, Exhibit A shall be updated to reflect the allocation of the new Purchase Prices amongst the Properties and JV Interests. As used herein, "Net Operating Income" shall mean the Net Operating Income for Properties listed in the "Wholly Owned" column of Exhibit A, as shown on PREIT's "Blue Book Income Statements" as of December 31, 2002, shall be determined on a modified accrual basis in accordance with PREIT's standard accounting policies and practices, copies of the capitalization policies of which have been made available to Purchaser, and shall equal gross potential apartment rental income, less vacancy


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and allowances, less employee's quarters discounts, less model units and other adjustments, plus net commercial rents, plus other income, less property maintenance expenses, less administrative expenses, less insurance expense, less real estate and miscellaneous taxes, less bad debt expenses and less other expenses. In addition, the results for the Regency Apartments shall be stated as if PREIT wholly owned such apartment complex for the entire year, and will include the third party management fee for the ten (10) month period during which PREIT jointly owned such Property. Net Operating Income with respect to a Property which is owned by a Joint Venture consists of the same component entries except that it includes a management fee expense, is calculated in accordance with the accounting policies and practices adopted by such Joint Venture, and has been adjusted to reflect Sellers' percentage interest in such Joint Venture.

            (g) At Closing, Purchaser shall have the right to reallocate the Purchase Prices among the Properties and JV Interests purchased by Purchaser.

         3. Apportionments. At Closing, the following apportionments shall be made with respect to each Property as of 11:59 p.m. on the day immediately preceding the Closing Date:

            (a) Mortgage Debt. Interest on each mortgage loan will be apportioned in accordance with the method by which interest is calculated under the related mortgage loan, e.g. if interest is payable on the related mortgage loan on the basis of twelve 30 day months, it shall be apportioned between Purchaser and Sellers on such basis, and if interest is calculated on a 365/360 day basis, it shall be apportioned between Purchaser and Sellers on that basis. Any deposits, escrows or reserves required to be maintained by the Mortgagee under any mortgage loan shall be assigned to Purchaser at Closing and shall be credited to the related Seller.

            (b) Real Estate and Personal Property Taxes. Real estate and personal property taxes shall be prorated for the calendar year or fiscal year, as the case may be, for which such taxes are assessed; provided, however, that in jurisdictions where such taxes are paid in arrears and the custom is to apportion them only upon payment thereof, then real estate and personal property taxes shall be apportioned based on such custom. Such proration shall be calculated based upon the actual number of days in such calendar year or fiscal year, as the case may be, with the Seller of such Property or JV Interest being responsible for that portion of such calendar or fiscal year occurring prior to midnight of the day prior to the Closing Date and Purchaser being responsible for that portion of such calendar or fiscal year occurring on and after the Closing Date. All prorations shall be based upon the actual tax assessed. If the real estate and/or personal property tax rate and assessments have not been set for the calendar or fiscal year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar or fiscal year, and such proration shall be adjusted between the Seller of such Property or JV Interest and Purchaser upon presentation of written evidence that the actual taxes paid for the calendar or fiscal year in which the Closing occurs differ from the amounts used at Closing in accordance with the provisions of Section 3(g). Each Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Purchaser shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that no Seller shall be responsible for any installments of special assessments which have not been finally assessed (even if Sellers shall have received notice that such an assessment is contemplated) or which relate to projects that have not been completed on the Closing Date.

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            (c) Rents. All collected rents and other payments from tenants under the Leases shall be prorated between the Seller of such Property or JV Interest and Purchaser as of 11:59 p.m. on the day prior to the Closing Date. Each Seller shall be entitled to all rents, charges, and other revenue of any kind attributable to any period under its Leases to but not including the Closing Date. Purchaser shall be entitled to all rents, charges and other revenue of any kind attributable to any period under the Leases on and after the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Leases not collected as of the Closing Date shall not be prorated at the time of Closing, but for a period of ninety (90) days after the Closing Date Purchaser shall make a good faith effort to collect, or cause the applicable Joint Venture to collect, the same on the applicable Seller's behalf and to tender each Seller any amounts collected upon receipt (which obligation shall survive the Closing and not be merged in the Deeds); provided, however, that all rents, escalations and other reimbursements due landlord under the Leases collected by Purchaser or the applicable Joint Venture on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due Purchaser or the applicable Joint Venture as the current owner and landlord) with the balance (if any) payable to Sellers, to be applied in reverse chronological order of the date on which same became due. Such collection efforts by Purchaser or the applicable Joint Venture shall exclude (unless Purchaser or the applicable Joint Venture elects in its sole discretion) enforcement in courts of law or equity or threats of such enforcement. Purchaser shall receive a credit against the Purchase Price for pre-paid rentals held by any Seller covering the period post-Closing.

            (d) Other Property Operating Expenses and Receipts. Operating expenses customarily adjusted between buyers and sellers in similar transactions and receipts for each Property shall be prorated as of 11:59 p.m. of the day prior to the Closing Date. Each Seller shall pay all utility charges and such other operating expenses attributable to its Property (such as amounts due under the Service Contracts) to, but not including the Closing Date, and Purchaser shall pay all utility charges and such other operating expenses attributable to the Property on or after the Closing Date. Each Seller shall use diligent efforts to obtain final utility readings on the Closing Date. Each Seller shall be entitled to all revenue for its Property from sources other than the Leases (such as laundry room vending contracts) to, but not including the Closing Date, and Purchaser shall be entitled to all such revenue attributable for the Property on or after the Closing Date. To the extent that the amount of actual utility consumption, other operating expenses or revenues are not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading, in the case of utility consumption, or on the last bill or receipt, and post-Closing adjustments between Purchaser and Sellers shall be made within twenty (20) days of the date that actual figures for such pre-Closing period are determined, which obligation shall survive the Closing and shall not be merged in the Deeds. Sellers shall not assign to Purchaser any deposits which Sellers have with any of the utility services or companies servicing the Properties. Purchaser shall arrange with such services and companies to have accounts opened in Purchaser's name beginning at 12:01 a.m. on the Closing Date.

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

            (e) Cash Security Deposits. At Closing, each Seller shall account to Purchaser for, and give Purchaser a credit against the Purchase Price for its respective Property in the aggregate amount of, the unapplied cash security deposits then held by such Seller under the Leases for such Property and any interest required by law or the applicable lease, whichever is greater, to be accrued thereon. At Closing, Purchaser shall assume liability for, and indemnify and hold each Seller harmless from and against claims relating to, all unapplied cash security deposits so credited. From and after Closing, Sellers shall assume liability for, and indemnify and hold Purchaser harmless from and against claims relating to, any unapplied cash security deposits not so credited and any other claims with respect to security deposits arising out of acts or omissions occurring before Closing. The obligations of the parties pursuant to this
Section 3(e) shall survive Closing and shall not be merged in the Deeds for a period of two (2) years.

            (f) Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Purchaser, such sum shall be paid at the Closing by giving Purchaser a credit against the Purchase Prices in the amount of such credit balance, or (ii) to any Seller, Purchaser shall pay the amount thereof to such Seller at the Closing by wire transfer of immediately available funds to the Title Company as provided in Section 18.

            (g) Delayed Adjustment. If at any time following the Closing Date, any adjustment under any subsection of this Section 3 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested within ninety (90) days after the Closing Date for all adjustments other than of adjustments of taxes. With respect to taxes, proof must be delivered to the party from whom payment is requested within one (1) year after the Closing Date. The provisions of this
Section 3(g) shall survive the Closing and shall not be merged in the Deeds.

            (h) Adjustments in Joint Ventures. Adjustments in the sale of JV Interests shall be net of the Joint Venture partner's interest, shall not include security deposits (which will continue to be held by the Joint Ventures) and shall include credits to each Seller for such Seller's allocable share of bank balances held by the Joint Venture, except to the extent such bank balances include items, such as current rents, that are adjusted between the parties in accordance with this Agreement, utility and other deposits posted by such Joint Venture, and any reserves held by the Mortgagee for such Property. Such adjustment in the sale of JV Interests shall also include a credit to Purchaser for an allocable portion of any liabilities of the Joint Venture (except any mortgage debt shown on Exhibit A) that are not otherwise subject to adjustment between the parties pursuant to this Agreement.

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            (i) Mortgagee Costs. Purchaser shall pay all assumption fees imposed by any Mortgagee pursuant to the applicable loan documents or otherwise for assumption of the debt on any Property or for processing and issuing such Mortgagee's consent to the sale of a JV Interest, provided no assumption fee for any Property or with respect to the sale of a JV Interest shall exceed 1% of the principal balance outstanding under the applicable loan documents. Purchaser shall pay all costs and expenses imposed by any such Mortgagee, including processing fees and Mortgagee's legal fees, relating to any such consent or assumption, including a simple amendment to a Mortgage of the nature referred to in Section 8(a)(ii) and a release of such Seller, PREIT or an affiliate thereof of liability under any guaranty or indemnification agreement executed by such Seller, PREIT or an affiliate thereof, up to an aggregate of $100,000 for all Properties and JV Interests and Purchaser and Sellers shall each pay one-half of any such costs and expenses in excess of $100,000. Notwithstanding anything herein to the contrary, Sellers shall not be required to share in the payment of any prepayment or yield maintenance premiums or costs related to an amendment to any Mortgage except for the items referred to in Section 8(a)(ii) hereof.

            (j) Purchaser's Investigations. Purchaser shall pay for Purchaser's Investigations and any other due diligence performed by Purchaser with respect to the Properties.

            (k) Attorneys' Fees. Purchaser and Sellers shall each be responsible for paying their own attorneys', consultants' and other professionals' fees in connection with this transaction.

         4. Purchaser's Inspections and Closing Date.

            (a) Purchaser's Inspections. Purchaser acknowledges and agrees that it has obtained appraisals and reports on the value and the environmental, physical and other condition of the Properties (such reports, collectively, the "Inspections") and waives the right to make further investigation with respect to the Properties, subject to the access rights of Purchaser under Section 16.

            (b) Intentionally Omitted.

            (c) Intentionally Omitted.

            (d) Closing. The delivery of the Deeds and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19107-3496, at 10:00 A.M. on May 1, 2003; provided that either party may (one time each) postpone the date for Closing upon not less than 10 days' prior notice, provided the date to which Closing is postponed shall be no later than July 31, 2003 (such date, as it may be so postponed, the "Closing Date").

         5. Title.

            (a) It shall be a condition to Purchaser's obligation to close on any Property listed in the "Wholly Owned" portion of Exhibit A (which may be waived in whole or in part by Purchaser), that title to such Property shall be good and marketable, insurable by Fidelity National Title Insurance Company (the "Title Company") at the regular rates in the amount of the Purchase Price allocated to such Property, insuring that fee simple title thereto is vested in Purchaser subject only to the Permitted Exceptions (defined below), and that Purchaser shall be able to obtain, at Purchaser's sole cost and expense, but at the filed rates or rates otherwise customarily charged therefor, usual and customary endorsements. It shall be a condition to Purchaser's obligation to close on any JV Interest listed in the "Joint Venture" portion of Exhibit A (which may be waived in whole or in part by Purchaser) that title to the Property owned by such Joint Venture shall be good and marketable, that fee simple title thereto is vested in the Joint Venture listed on Exhibit A subject only to the Permitted Exceptions, and that the Title Company shall agree to issue at the filed rates, or rates otherwise customarily charged therefor, a non-imputation endorsement to the existing title policy for such Property.

            (b) Purchaser shall obtain from the Title Company a title commitment (the "Commitment") with respect to each Property not later than March 24, 2003. Unless Purchaser shall object to any title exception (which is not a Permitted Exception) by a letter to Sellers with a copy to Sellers' counsel setting forth Purchaser's objections to the exceptions to title listed on Schedule B-II to a Commitment on or before March 24, 2003, Purchaser shall be deemed to have consented to all exceptions to title on Schedule B-II to each Commitment. Seller shall convey and Purchaser shall accept title to each Property and JV Interest subject to (i) rights of tenants in possession as tenants only, as shown on the rent roll described in Section 6(a)(i)(F), (ii) applicable zoning and building ordinances and land use regulations, (iii) such state of facts as would be disclosed by a visual inspection of each Property, (iv) the Title Company's standard preprinted survey exception (subject to any objection to a survey by Purchaser pursuant to Section 5(c) below), (v) the lien of taxes not yet due and payable, subject to proration as provided above, (vi) any exceptions caused by Purchaser, its agents, representatives or employees, (vii) the mortgages listed in Exhibit A, (viii) easements, agreements and other restrictions of record as of the date hereof, provided the same do not adversely affect the use and operation of the Property as a multifamily apartment complex or the ability of Purchaser or the Joint Venture to finance the same, and (ix) any other exception to title as are listed in Schedule B-II to any Commitment (unless objected to by Purchaser as provided above) (the foregoing exceptions described in subsections
(i) - (ix) being herein collectively called the "Permitted Exceptions").

            (c) Purchaser may obtain surveys (each, a "Survey" and collectively, the "Surveys") for the Properties, and to the extent Purchaser has any objection to any items shown on a Survey which item was not shown on a survey previously delivered (in hard copy form) by Sellers to Purchaser, Purchaser shall deliver the same and a letter setting forth Purchaser's objections to Sellers. Unless Purchasers shall make any such objection on or before March 24, 2003, Purchaser shall be deemed to have consented to all items shown on the Surveys. Sellers shall convey and Purchaser shall accept title to each Property or JV Interest, as applicable, subject to all items shown on the Surveys, except those items objected to as provided in the preceding sentence. Notwithstanding the foregoing, Purchaser may not object to any item shown on a Survey if such item is a Permitted Exception unless the survey reflects that a building violates applicable zoning or land use regulations at the time the building was constructed, such as a set back requirement, and no variance or special exception permitting the same was obtained.

            (d) Any title or survey exceptions which are timely objected to by Purchaser shall be herein collectively called the "Unacceptable Encumbrances." Sellers may elect (but shall not be obligated) to cure, at their expense, any Unacceptable Encumbrances. Sellers shall notify Purchaser in writing within five
(5) business days after receipt of Purchaser's notice of Unacceptable Encumbrances whether Sellers elect to cure the same. Sellers shall be deemed to have elected not to cure the applicable item if Sellers do not so notify Purchaser of such election within such five (5) business day period. If Sellers are unable, or elect not to cure any Unacceptable Encumbrances, Purchaser may elect, as its sole and exclusive remedy, either (i) to terminate this Agreement with respect to such Property or JV Interest by notice to Sellers (with Closing to occur on all other JV Interests and Properties), or (ii) to take such title as Sellers can convey without abatement of or credit against the Purchase Prices. Notwithstanding the foregoing, except as specified in subsections (e) -
(f) below, each Seller agrees to (or with respect to JV Interests, Sellers will cause the Joint Venture to) satisfy mortgages (other than those listed in Exhibit A), real estate taxes, water and sewer charges, assessments, judgments against such Seller or the applicable Joint Venture or other liens (collectively, the "Liens") secured by or affecting its or the applicable Joint Venture's Property which can be satisfied by payment of liquidated sums in an aggregate amount not to exceed the Purchase Price allocated to such Property or JV Interest, or bond (with a bond and from a surety reasonably satisfactory to the Title Company) against the same, and shall deliver to Purchaser or the Title Company, at Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record, together with the cost of recording or filing said instruments, or a bond therefor.

            (e) Any franchise or corporate tax open, levied or imposed against any Seller or other owners in the chain of title that may be a Lien on the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Commitment or excepts same but insures Purchaser against collection thereof out of the Property.

            (f) If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of any Seller, such Seller will deliver to Purchaser and the Title Company an affidavit stating that such judgments, bankruptcies or other returns are not against Seller, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall not be deemed an objection to title.

            (g) To the extent that any Properties or JV Interests are deleted pursuant to Section 5(d), Sellers shall reimburse Purchaser for its reasonable out-of-pocket costs and expenses (excluding legal fees and expenses) incurred in connection with its proposed acquisition of such Property or JV Interest up to a maximum of $25,000 for each such Property or JV Interest.

         6. Representations and Warranties.

            (a) (i) Sellers represent and warrant to Purchaser as follows:

                A. Each Seller is duly formed and validly existing under the laws of the state of its formation and qualified to conduct business under the laws of the state in which its Property is located.

                B. Each Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by such Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Seller's Documents.

                C. This Agreement and Seller's Documents have been duly authorized by all requisite action on the part of Sellers, and are the valid and legally binding obligations of Sellers, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting the enforcement of contractual obligations.

                D. Except for the prohibitions against transfer or rights of first refusal set forth in the partnership agreements of the Joint Ventures, this Agreement and Seller's Documents do not and will not contravene any provisions of the articles of incorporation, trust agreement, bylaws, partnership agreement or operating agreement of any Seller or Joint Venture, or any judgment, order, decree, writ or injunction issued against any Seller or Joint Venture, or any provision of any Laws applicable to any Seller or Joint Venture, except, in each case, where consents thereto have been obtained. Except as specified above, the consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by any Seller or Joint Venture under any agreement to which any Seller or Joint Venture or any of its assets are subject or bound, except where consents thereto have been obtained, and will not result in a violation of any Laws applicable to any Seller or Joint Venture.

                E. Attached hereto as Schedule 6(a)(i)(E) are true and correct copies of the following financial schedules previously delivered by Sellers to
Purchaser: "Blue Book Income Statement as of December 31, 2001 for each Property" (the "2001 Financial Statements") and "2002 Multifamily Portfolio Roll-Up, 11 Months Actual and December Forecast," "Management Costs Allocated to Properties, 11 Months Actual and December Forecast" and "Comparison of Annualized November Max Rents and Forecasted Max Rents for 2002, from Monthly NOI Comparison Report - 11 Month 2002 Actuals and Forecast for December" (collectively, the "2002 Financial Statements"). The 2001 Financial Statements and the 2002 Financial Statements are collectively referred to herein as the "Financial Statements." The 2002 Financial Statements were prepared from PREIT's "Blue Book Income Statements" for September 30, 2002, with monthly reports for October and November 2002, and a forecast for December 2002, except that the results for the Regency Apartments in 2002 are stated as if PREIT wholly owned such apartment complex for the entire year, and include the third party management fee for the ten (10) month period during which PREIT jointly owned such Property. The Financial Statements were prepared in accordance with PREIT's standard accounting policies and practices, copies of the capitalization policies of which have been made available to Purchaser, consistently applied throughout the periods involved, except as set forth above with respect to the Regency Apartments and the Financial Statements fairly present the results of operations and the information they purport to present for the periods involved. Upon final preparation, and in any event before April 1, 2003, Sellers will deliver to Purchaser a statement of Net Operating Income for the twelve (12) months ending December 31, 2002, which shall be prepared from PREIT's "Blue Book Income Statements" for December 31, 2002, with the results for the Regency Apartments adjusted as aforesaid, in accordance with PREIT's standard accounting policies and practices, consistently applied throughout 2001 and 2002, except as aforesaid, and which will fairly present the results of operations for the periods involved (the "2002 NOI Statement").

                F. The rent roll and delinquency reports attached hereto as
Schedule 6(a)(i)(F) are accurate, complete and correct in all material respects as of the date thereof. Except as is required to be adjusted at Closing in accordance with the terms of this Agreement, no Seller or Joint Venture has received or will receive any advance payment of rent (other than for the current month) on account of any Leases, and there are no written or material oral leases or tenancies or other occupancy arrangements of any kind or nature whatsoever affecting the Properties, other than as shown on the rent roll identified on Schedule 6(a)(i)(F), as the same may have changed in the ordinary course of business in accordance with Section 11, and on the Closing Date, there will be no written or oral leases, tenancies or occupancy agreements of any kind or nature whatsoever affecting any Property other than as shown on the most recent rent roll delivered pursuant to the last sentence of this subsection F, as the same may have changed in the ordinary course of business in accordance with Section 11. No commissions to any broker or leasing agent are due or will become due on account of any Lease executed prior to the Closing Date except where the commission thereon is not yet due and payable. At Closing, Sellers shall deliver to Purchaser a schedule of unpaid commissions, all of which shall have been incurred in the ordinary course pursuant to Section 11, and shall not yet be due and payable, certified as true and correct to the knowledge of Sellers. Sellers, Cambridge and, to the Sellers' knowledge, the other Joint Ventures have complied with all Laws relating to Security Deposits. At Closing, Sellers will provide Purchaser with an updated rent roll and delinquency report as of a date not more than 20 days prior to the Closing Date for Cambridge and the Wholly Owned Properties which will reflect only changes in the ordinary course pursuant to Section 11 and the most recently available rent rolls and delinquency reports from the other Joint Ventures, in each case certified as true and correct to the knowledge of Sellers.

                G. The Leases, Permits and other documents made available for Purchaser's review in Seller's or the Joint Ventures' property management offices or delivered to Purchaser are true, correct and complete in all material respects.

                H. Schedules 6(a)(i)(H)(1), 6(a)(i)(H)(2) and 6(a)(i)(H)(3)
list, respectively, all material loan documents pertaining to the Properties, including the Bond Documents, agreements governing the Joint Ventures, and management agreements for the Joint Venture Properties, and the copies of those documents provided to Purchaser are true, correct and complete in all material respects.

                I. Schedule 6(a)(i)(I) lists all material Service Contracts, and other contracts affecting any Seller's Property, including Cambridge, which will be binding upon Purchaser after the Closing, and the copies of these documents provided to Purchaser are true, correct and complete in all material respects. To Sellers' knowledge, each of such contracts is in full force and effect and, to Sellers' knowledge, no default exists thereunder. At Closing Sellers shall provide Purchaser with an updated list of Service Contracts and other contracts for its Property prepared as of a date not more than 20 days prior to the Closing Date and will reflect only changes in the ordinary course pursuant to
Section 11 certified as true and correct to the knowledge of Sellers. All of such Service Contracts and other contracts shown on such update that were not shown on the original Schedule 6(a)(i)(I) shall have been entered into in accordance with Section 11. The Sellers of JV Interests shall use commercially reasonable efforts to exercise their rights under applicable joint venture agreements to cause the Joint Ventures, other than Cambridge, to comply, and Sellers shall cause Cambridge to comply, with the foregoing provision.

                J. Except as set forth in Section 7, there are no employees of any Seller or any affiliate of any Seller and no employee benefit plans for which Purchaser will be responsible on or after the Closing Date, and there are no union contracts with employees working at any Property except as set forth in
Schedule 6(a)(i)(J). Sellers are in compliance with all such plans and contracts in all material respects.

                K. There are no pending actions, suits, proceedings or investigations to which any Seller or any Joint Venture is a party before any court or other governmental authority with respect to any Property or JV Interest which may have a material adverse impact on the transactions contemplated hereby or on any Property or JV Interest except as set forth on
Schedule 6(a)(i)(K), and Seller has no knowledge of any of the same being threatened against any Seller or Joint Venture.

                L. There are no pending condemnation proceedings affecting all or any portion of any Property and no Seller has received any written notice from any condemning authority threatening a condemnation proceeding that would affect all or any portion of its Property or that of any Joint Venture, except as set forth in Schedule 6(a)(i)(L).

                M. No Seller has received written notice from any governmental authority with respect to a violation of any Law at a Property which has not been cured except as set forth in Schedule 6(a)(i)(M). Except as set forth in
Schedule 6(a)(i)(M), no Seller has received written notice of any pending or (to Sellers' knowledge) threatened judicial or administrative action by adjacent landowners or other persons or with respect to any easements or other recorded instruments encumbering any Property.

                N. No Seller has received any summons, citation, directive, notice of violation, letter, or other related communication from the United States Environmental Protection Agency or State Department of Environmental Protection or other governmental body responsible for administering or enforcing environmental laws relating to any Joint Venture, Seller or Property. There are no pending requests for information or inquiries from any governmental authority or any investigations, actions, suits, claims, or proceedings relating to Hazardous Materials in or on any Property. During the time period of each Seller's ownership of a Property or JV Interest, to Sellers' knowledge (which knowledge shall, solely for the purposes of this subsection (N), be based on the assumption that the Designated Employees have no specialized knowledge about Hazardous Materials and their proper production, deposit, generation, transportation, storage, treatment, or disposal under applicable Law) and except as disclosed in any environmental report provided to or obtained by Purchaser relating to a Property, no Property has been used for the production, deposit, generation, transportation, storage, treatment, or disposal of any Hazardous Materials contrary to applicable Laws, and no Hazardous Materials were stored at or disposed of on, in, or at any Property contrary to applicable Laws.

                O. No Seller or Joint Venture has instituted any tax appeals except as set forth in Schedule 6(a)(i)(O).

                P. The amount set forth in the column labeled "O/S Debt" in Exhibit A is the principal amount outstanding as of the date specified in Exhibit A, and no material default or event which, with the passage of time, or the giving of notice, or both, could become a material default, has occurred under any document evidencing or securing debt owed to a Mortgagee, including the Bonds, other than defaults that were waived by the Mortgagee or the Bond trustee or cured within the applicable cure period. The Sellers of each Property subject to Bonds are in compliance with all provisions of the Bond Documents concerning set-aside requirements applicable to low and moderate income tenants.

                Q. Except pursuant to the refusal provisions in the Joint Venture partnership agreements, no Seller has entered into any other agreement to sell its Property or its JV Interest, as applicable, other than this Agreement.

                R. Each Seller has good title to the Personal Property listed in
Schedule 1(a)(i) associated with its Property, free and clear of all liens, pledges, claims and other encumbrances, except the Permitted Exceptions.

                S. No Seller or Joint Venture has (1) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (2) caused, suffered or consented to the appointment of a receiver, buyer, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (3) made an assignment for the benefit of creditors.

                T. Schedule 6(a)(i)(T) summarizes the relevant provisions of the insurance policies carried by Sellers and, where known, the Joint Ventures on the Properties. Such policies are in full force and effect.

                U. Each Seller of a JV Interest has good and marketable title to its JV Interest, free and clear of all liens, pledges, claims and other encumbrances.

                V. Schedules 6(a)(i)(F), 6(a)(I)(H)(1), 6(a)(i)(H)(2),
6(a)(i)(H)(3), and 6(a)(i)(I), list all material contractual obligations of the Joint Ventures that will be binding upon such Joint Ventures following Closing, except for Service Contracts entered into in the ordinary course of business in accordance with Section 11 between the date hereof and the Closing Date.

                W. The balance sheets of the Joint Ventures listed in Schedule 6(a)(i)(W) are true, correct and complete in all material respects as of the respective dates thereof.

                X. As of the Closing Date, each Joint Venture shall have filed all federal, state, county and local income, franchise, sales, use and other tax returns and reports (all of which were accurate, true and complete in all material respects) relating to such Joint Venture and its business that are required by all taxing authorities having jurisdiction to have been filed on or before the Closing Date and shall have paid all taxes shown to be due thereon, and adequate provision shall have been made by each Joint Venture for any other taxes payable by such Joint Venture, whether or not then assessed, and all interest and penalties thereon, arising out of transactions entered into or state of facts existing prior the Closing Date. The Joint Ventures have always been and are treated as partnerships for federal, state and local tax purposes. No Joint Venture has filed an election to be treated as a corporation for any tax purpose.

                Y. No Seller has received any written notice of any special assessment to be levied against any Property.

                Z. No Seller is a foreign person as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

                AA. To Sellers' knowledge, and except as may have been disclosed on environmental reports given to or obtained by Purchaser, there are no underground storage tanks containing (or previously, containing) any petroleum or other hazardous or toxic waste or substances on or under any Property.

                BB. Each Joint Venture is a general or limited partnership validly existing and in good standing under the laws of the state of its formation. Each joint venture or partnership agreement (sometimes referred to herein as the "joint venture agreements"), as the same may have been amended to the date hereof, delivered to Purchaser is true, complete and correct and correctly reflects the ownership interest of the partners in the Joint Ventures. No parties other than those described in such joint venture agreements have any ownership rights or rights to acquire such ownership rights in the Joint Ventures. No other documents govern the internal affairs of any of the Joint Ventures except those joint venture agreements delivered to Purchaser and none of such joint venture agreements have been further amended, modified, superseded or rescinded, and all such joint venture agreements are in full force and effect. There shall have been no amendments to any joint venture agreement between the date hereof and the date of Closing, other than as approved by Purchaser, in its sole discretion.

                CC. None of the Joint Ventures has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for (i) liabilities set forth on the face of the financial statements described in Schedule 6(a)(i)(W) (rather than in any notes thereto) and (ii) liabilities which have arisen after the date of the balance sheets set forth in Schedule 6(a)(i)(W) in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). As of the Closing Date, there shall be no additional liabilities other than those shown in Schedule 6(a)(i)(W) and those referred to in clause (ii) of this Section 6(a)(i)(CC), and there shall not have occurred any material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving any of the Joint Ventures.

             (ii) As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Raymond Trost and Jeffrey A. Linn (the "Designated Employees"), without any duty of inquiry or investigation, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Sellers or any affiliates thereof. Sellers represent and warrant that the Designated Employees are the employees who are primarily responsible for the Properties and who possess relevant knowledge pertaining to the Properties and the representations and warranties contained herein. There shall be no personal liability on the part of the Designated Employees arising out of any representations or warranties made herein.

             (iii) If, at or prior to the Closing, Purchaser shall become actually aware (as opposed to implied, constructive or imputed awareness) that any representation or warranty herein made by Sellers is untrue, inaccurate or incorrect in any material respect and Purchaser nevertheless proceeds to closing on the applicable Property or JV Interest, Purchaser shall be deemed to have waived the same. If, at or prior to the Closing, Sellers obtain knowledge that a representation or warranty herein made by Sellers is untrue, inaccurate or incorrect in any material respect, Sellers shall give written notice to Purchaser thereof promptly upon becoming aware thereof. If any such representation or warranty is either (1) immaterial or (2) material but not materially untrue, inaccurate or incorrect, and is not cured or corrected by Sellers on or before the Closing Date, Purchaser shall nevertheless be deemed to, and shall, waive such misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is both (1) material and (2) materially untrue, inaccurate or incorrect, and is not cured or corrected by Sellers on or before the Closing Date, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement as to the Property or JV Interest which was the subject of such materially untrue, inaccurate or incorrect representation or warranty by notice given to Sellers on the Closing Date, in which event this Agreement shall be terminated as to such Property or JV Interest and neither party shall have any further rights, obligations or liabilities hereunder with respect to such Property or JV Interest (but Closing shall occur with respect to all other Properties and JV Interests), except for those obligations that are expressly stated to survive the termination of this Agreement (the "Surviving Obligations"), and except that Purchaser shall be entitled to a return of the Deposit if this Agreement is terminated as to all Properties and JV Interests. Notwithstanding anything contained in this Section 6(c)(iii) to the contrary, Purchaser acknowledges that the Purchase Prices are based on the 2002 Financial Statements as updated by the 2002 NOI Statement, and if the untrue, inaccurate or incorrect representation or warranty concerns the Net Operating Income of the Properties as set forth on the 2002 Financial Statements or the 2002 NOI Statement, such representation and warranty shall be considered with respect to the portfolio as a whole, and not as to any specific Property, it shall be deemed to be material if it would cause the Net Operating Income on the 2002 NOI Statement to be overstated by more than $25,000 for the portfolio as a whole, and Purchaser's sole remedy therefor is that the Purchase Prices shall be reduced by the amount of such overstatement capitalized at a rate of 7.95%, and the parties shall promptly execute and deliver an appropriate amendment to this Agreement, which shall include, without limitation, an appropriate reallocation of the Purchase Prices in Exhibit A. Purchaser acknowledges and agrees that (x) at or prior to the Closing, Purchaser's rights and remedies in the event any of Sellers' representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 6(a)(iii), and (y) if the Closing does not occur, Purchaser hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Sellers) as a result of any of Sellers' representations or warranties made in this Agreement being untrue, inaccurate or incorrect. In the event Sellers do not cure or correct an untrue, inaccurate or incorrect representation which by the terms of this Section 6(a)(iii) permits Purchaser to terminate this Agreement as to a specific Property or JV Interest, Sellers shall reimburse Purchaser's reasonable out-of-pocket costs and expenses (excluding legal fees and expenses) incurred in connection with its proposed acquisition of such Property or JV Interest up to a maximum of $25,000 for each such Property or JV Interest. The amount of the reimbursement of out-of-pocket costs and expenses from Sellers to Purchaser upon the termination of this Agreement as to a Property or a JV Interest is hereinafter referred to as the "Allocated Reimbursement Amount."

             (iv) In the event the Closing occurs:

                A. Notwithstanding anything contained in Section 6(a)(iii) or elsewhere in this Agreement to the contrary, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against any Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Sellers' representations or warranties being untrue, inaccurate or incorrect if (1) Purchaser actually knew (as opposed to implied, constructive or imputed knowledge) that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Purchaser nevertheless closes title hereunder, or (2) Purchaser's damages that result from all of such representation(s) or warranty(ies) of Sellers made in this Agreement that are untrue, inaccurate or incorrect are less than Five Hundred Thousand Dollars ($500,000) in the aggregate. In the event any Property or JV Interest is deleted from Exhibit A between the date hereof and the Closing Date in accordance with the terms of this Agreement, the $500,000 threshold shall be adjusted by subtracting from $500,000 the following: $500,000 multiplied by a fraction, the numerator of which is the number of apartment units in the Property, or the Property related to the applicable JV Interest, that was terminated, and the denominator of which is 7,244. Upon request, either party shall execute an amendment to this Agreement reflecting this adjustment.

                B. Notwithstanding anything contained herein to the contrary, if the Closing shall have occurred and to the extent Purchaser shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of Sellers arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) of Sellers in this Agreement and/or the Seller's Documents (including, without limitation, the Deeds, the Contract and License Assignment and Bill of Sale) shall not exceed Fifteen Million Dollars ($15,000,000) in the aggregate. In the event any Property or JV Interest is deleted from Exhibit A between the date hereof and the Closing Date in accordance with the terms of this Agreement, the $15,000,000 cap shall be adjusted by subtracting from $15,000,000 the following: $15,000,000 multiplied by a fraction, the numerator of which is the number of apartment units in the Property, or the Property related to the applicable JV Interest, which was terminated, and the denominator of which is 7,244. Upon request, either party shall execute an amendment to this Agreement reflecting this adjustment.

             The provisions of this Section 6(a)(iv) shall survive the Closing and shall not be merged in the Deeds.

             (v) The representations and warranties of each Seller set forth in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date, it being understood that rent rolls, delinquency reports and financial statements (including the items delivered pursuant to Section 6(a)(i)(E)) bearing a specific date are accurate as of such date only. The representations and warranties of Sellers set forth in this Agreement shall remain operative and shall survive for a period of 180 days following the Closing Date, and shall not be merged therein for such period, and no action or claim based thereon shall be commenced after such period unless the factual basis of the claim or cause of action asserted in the action was first identified with reasonable clarity in a written notice delivered to Sellers not later than 180 days following the Closing Date. Notwithstanding the foregoing,
(x) the representations and warranties of Sellers that relate to a JV Interest, a Joint Venture and/or a Property owned by a Joint Venture shall remain operative and shall survive for a period of two (2) years following the Closing Date, and shall not be merged therein for such period, and no action or claim based thereon shall be commenced after such period unless the factual basis of the claim or cause of action asserted in the action was first identified with reasonable clarity in a written notice delivered to such Seller not later than two (2) years following the Closing Date and (y) the representations and warranties set forth in Section 6(a)(i)(X) shall survive for the applicable statute of limitation for claims made by taxing authorities, but not more than six (6) years.

            (b) (i) Purchaser represents and warrants to Sellers as follows:

                    A. Purchaser is a duly formed and validly existing corporation under the laws of the Commonwealth of Pennsylvania.

                    B. Purchaser has the full legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents.

                    C. This Agreement and Purchaser's Documents have been duly authorized by all requisite corporate action on the part of Purchaser, and are the valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws effecting the enforcement of contractual obligations.

                    D. This Agreement and Purchaser's Documents do not and will not contravene any provision of the articles and bylaws of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any Laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Purchaser.

                    E. Purchaser has no knowledge as of the date hereof of pending actions, suits, proceedings or investigations to which Purchaser is a party before any court or other governmental authority which is likely to have material adverse impact on the transactions contemplated hereby.

                (ii) The representations and warranties of Purchaser set forth in Section 6(b)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing for a period of 180 days and shall not be merged therein for such period, and no action or claim based thereon shall be commenced after such period unless the factual basis of the claim or cause of action asserted in the action was first identified with reasonable clarity in a written notice delivered to Purchaser not later than 180 days after the Closing.

         7. Employees.

            (a) As used in this Section 7, "Employee" shall mean an employee of any Seller or an affiliate of any Seller whose principal duties involve working at one of the Properties and/or the administration of Sellers' apartment portfolio. All Employees and their respective dates of employment, job titles and base compensation are set forth on Schedule 7(a) hereto. "Hired Employee" shall mean each Employee who accepts Purchaser's offer of employment.

            (b) On the Closing Date, each Seller or an affiliate of such Seller shall terminate the employment of each of the Employees, and Purchaser shall offer employment to each such Employee on an at-will basis and in accordance with Purchaser's customary employment practices, policies and procedures. As to Raymond Trost, Purchaser shall offer him an employment contract consistent with the terms set forth in Exhibit H hereto. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Purchaser to cause to be continued any Hired Employee's employment for a definite period, except pursuant to the provisions of any employment contract entered into by Purchaser or as otherwise provided by Section 7(c).

            (c) Purchaser shall not, for a period of 90 days following the Closing Date, effect any reductions in force among the Hired Employees other than reductions as a result of attrition, flexible staffing for seasonal or occupancy adjustments, or terminations for cause. After 90 days, Purchaser may effect reductions in force and/or adjustments in compensation and/or benefits without restriction.

            (d) Purchaser shall provide each Hired Employee with compensation and benefits reasonably comparable to his or her compensation and benefits from Sellers as of the Closing Date; provided, however, benefits pursuant to plans need be no greater than benefits provided by Purchaser to its own employees or to employees of an affiliate of Purchaser similarly situated. In particular, Purchaser shall maintain the rental concessions offered to Hired Employees in the Properties. Purchaser shall cause its health and disability insurance plans to waive any eligibility periods and pre-existing condition limitations for the Hired Employees and their eligible dependents provided such waivers are allowed by Law and the terms of Purchaser's health and disability insurance plans, and may be made without cost to Purchaser. Purchaser shall allow direct rollovers of all accounts of Hired Employees in any qualified employee benefit plan maintained by Sellers which has received a favorable IRS determination letter, but only to the extent such rollovers are allowed by Law and the terms of Sellers' and Purchaser's benefit plans, and may be made without cost to Purchaser. Purchaser shall honor the seniority (based, as of the Closing Date, on the time then worked by each Hired Employee during the then-most recent continuous full-time period of employment at his or her then-current employment location) for purposes of eligibility to participate in and vesting and payment of benefits under (but not for purposes of determining the amount of any benefit under) any employee benefit plan maintained by Purchaser, to the extent the same may be done without cost to Purchaser, and is allowed by Law and the terms of such plan.

            (e) Sellers shall be solely responsible for, and Purchaser shall have no liability with respect to: (i) all obligations to employees or former employees of Sellers or their affiliates who were not Employees on the Closing Date; (ii) all obligations to Employees accruing before the Closing Date; (iii) all employee retirement, health, welfare or benefit plans and similar programs of Sellers or their affiliates, whether or not relating to the apartment portfolio; and (iv) all obligations with respect to unemployment compensation and workers' compensation from claims arising out of the claimant's employment by any Seller or its affiliates.

            (f) To the extent required by Law or any contractual obligations, on and after the Closing Date, Sellers shall comply in all respects with the group health plan continuation coverage requirements of COBRA with respect to any Employee of Sellers or any affiliates who does not become a Hired Employee.

            (g) Except as set forth in Section 7(c), nothing contained in this
Section 7 shall limit Purchaser's management prerogatives with respect to the Hired Employees, or create a right of continued employment for any Hired Employee or create any right of action by any Hired Employee, any group of Hired Employees or any other third party, either jointly or severally, and no Employee shall be a third party beneficiary of this Agreement or have any rights against Purchaser.

            (h) Purchaser acknowledges the existence of the union contract listed on Schedule 6(a)(i)(J) and agrees to adopt such contract and succeed to the interest of Kenwood Gardens thereunder.

            (i) Sellers' obligations under this Section 7 shall survive Closing and shall not be merged in the Deeds.

         8. Conditions Precedent to Closing.

            (a) It shall be a condition to each of Sellers' and Purchaser's obligations under this Agreement to proceed to Closing on any Property or JV Interest that each of the following is satisfied:

                (i) The Board of Trustees of Pennsylvania Real Estate Investment Trust ("PREIT") shall have approved the transactions contemplated by this Agreement. Sellers will advise Purchaser in writing of the Board's decision on or before March 7, 2003.

                (ii) (A) to the extent required by the loan documents, the holder of each existing mortgage or deed of trust on a Property including the Bond trustee (each, a "Mortgagee") and with respect to the Bonds, all other necessary parties, shall have consented in writing to the purchase of such Property or JV Interest by Purchaser under and subject to the existing mortgage or deed of trust and other loan documents, including the Bond Documents, without modification, and shall have delivered a consent agreement in form and substance reasonably satisfactory to Purchaser, which shall, among other things (unless such estoppel is waived by Purchaser), confirm the representations and warranties of Sellers in this Agreement with respect to such loans as of the Closing Date, such estoppel to be delivered whether or not required by the loan documents. For the purposes of this Section 8(a)(ii), a consent shall also include the matters referred to in clause (y) in the next following sentence unless waived by Purchaser. Sellers agree to request such Mortgagee to (x) extend any rights to transfer the applicable Property or JV Interest for the benefit of Purchaser, (y) to grant Purchaser the right to replace the manager of each Property with an affiliate of Morgan Properties, Ltd., and (z) to agree that notwithstanding anything to the contrary contained in the loan documents, without lender consent and without triggering a due on sale requirement or a default, either partner of the new borrower or any nominee under its control may acquire the Property or JV Interest, as applicable (or the beneficial interests in such Property or JV Interest) pursuant to the buy-sell provisions contained in the new borrower's joint venture agreement, but Closing shall not be conditioned on any such Mortgagee agreeing to the request set forth in clause
(z) of this sentence. Purchaser agrees to pay any assumption fees (x) called for under the applicable loan documents or (y) required by a Mortgagee as a condition to its consent where the loan document does not permit a sale of the related Property or JV Interest subject to such mortgage; provided, however, Purchaser shall not in either case be required to pay any assumption fees which exceed 1% of the outstanding principal balance of the loan, or in the case of subpart (y) of this Section 8(a)(ii), be required to pay any costs that are unreasonable and/or not customarily paid by purchasers; and (B) each Mortgagee shall have delivered to each Seller and/or to PREIT a release of any guaranty or indemnification agreements executed by such Seller, PREIT or an affiliate thereof with respect to the related loan if required pursuant to the existing loan documents provided that if the same is not delivered, such condition shall be satisfied if Purchaser, in its sole discretion, delivers on indemnity for liability under such documents accruing after Closing. Seller and Purchaser agree to cooperate to obtain such consents and releases, subject to the allocation of costs set forth in Section 3(i).

                    (B) Notwithstanding anything to the contrary contained in
Section 8(a)(ii)(A), Purchaser may arrange for the prepayment and/or defeasance of some or all of the loans on wholly-owned Properties described in Exhibit A at or after Closing. Purchaser shall bear all prepayment premiums and other costs in connection with any such prepayment or defeasance; provided, however, that Sellers shall cooperate, at no out-of-pocket cost to Sellers, as reasonably requested by Purchaser with Purchaser's efforts to arrange for such prepayment and/or defeasance. All tax benefits arising from such prepayment and/or defeasance shall accrue to Purchaser. Within twenty (20) days following the execution of this Agreement, Purchaser shall notify Sellers in writing of the Properties, if any, on which Purchaser desires to prepay or defease the loan, in which case, the condition set forth in Section 8(a)(ii)(A) shall be deemed waived as to each such Property. The failure by Purchaser to give any such notice shall be deemed an election by Purchaser not to prepay or defease any such loan.

                (iii) Purchaser shall have obtained with respect to the bonds (the "Bonds") which are issued with respect to the Emerald Point Property and the Shenandoah Village Apartments Property:

                    A. (a) the items described in Section 8(a)(ii) (including, without limitation, approval of any substitute credit enhancement) and (b) if required by the documents evidencing and securing the Bonds (the "Bond Documents"), a rating agency confirmation that the transaction will not cause a reduction in the ratings of the Bonds (collectively, the "Consent"); and

                    B. if required by the Bond Documents, an opinion of bond counsel acceptable to each Bond issuer ("Bond Counsel") to be delivered at Closing to the effect that the purchase of the Property by Purchaser, the assumption of the Bonds and Seller's obligations under the Bond Documents and the substitution of any alternate security or credit and/or liquidity enhancements in accordance with the Bond Documents will not (1) cause the Bonds to be viewed as having been "refinanced" within the meaning of Treasury Regulations Section 1.150-1(d)(2)(v), (2) adversely affect the tax-exempt status of the interest payable on the Bonds for federal income tax purposes, or (3) give rise to any right to accelerate the maturity of the Bonds.

                    C. Purchaser shall use its commercial good faith efforts to obtain, if required by the Bond Documents, the Bond Counsel's opinion and shall notify Sellers in writing of the progress of its attempts to obtain the same, and shall pay any reasonable and customary fees in connection therewith. Sellers shall, at no out-of-pocket cost or expense to them, reasonably cooperate with Purchaser in obtaining the Bond Counsel's opinion if required by the Bond Documents.

                (iv) With respect to the JV Interests, any remaining partner in such Joint Venture having consent rights under the relevant partnership documents shall have granted in writing such consent and/or any necessary waiver to the transfer of the JV Interest and substitution of Purchaser or its designee as a partner. In addition, Sellers shall have requested all remaining partners in each Joint Venture to amend the partnership documents of such Joint Venture to ensure, to the satisfaction of Purchaser, that (1) the partnership documents contain provisions complying with the requirements of Section 514(c)(9)(E) of the Internal Revenue Code of 1986, as amended, (2) the Joint Venture will not incur or be subject to indebtedness and will not hold or acquire assets subject to indebtedness except to the extent that such indebtedness is not treated as "acquisition indebtedness" solely by reason of Section 514(c)(9) of the Internal Revenue Code of 1986, as amended, and (3) the Joint Venture will not otherwise recognize "unrelated business taxable income" or "unrelated debt-financed income" within the meaning of Section 512 or 514 of the Internal Revenue Code of 1986, as amended. Sellers and Purchaser shall cooperate in good faith to obtain such amendments, consents and waivers. Sellers shall keep Purchaser informed as to the progress of obtaining the amendments, consents and waivers and shall permit Purchaser to be involved in a reasonable manner in the process. This cooperation shall include, without limitation, promptly sending Purchaser copies of relevant correspondence and keeping Purchaser advised of material telephone conversations. Sellers shall make all requests from joint venture partners in a diligent manner consistent with the applicable joint venture agreements. Notwithstanding anything to the contrary in this Section 8(a)(iv), the amendment of the joint venture agreements referred to above shall not be a condition to Closing on any JV Interest.

            If the condition set forth in Section 8(a)(i) is not satisfied on or before March 7, 2003, the Deposit shall be returned to Purchaser and thereafter neither Sellers nor Purchaser shall have any further rights, liabilities or obligations hereunder except for the Surviving Obligations and as provided in the next sentence. Upon any termination of this Agreement pursuant to this paragraph, Purchaser shall deliver to each Seller copies of all Inspections with respect to such Seller's Property, assign to each Seller all of Purchaser's right, title and interest in such Inspections, to the extent assignable, and Sellers shall pay Purchaser the sum of $250,000. The provisions of this paragraph shall survive the termination of this Agreement.

            If the conditions set forth in Sections 8(a)(ii), (iii) or (iv) above are not satisfied with respect to any Property or JV Interest on or before the Closing Date and such condition is not waived by both parties, Exhibit A shall be revised to delete reference to such Property, and such Property or JV Interest shall not be included in the sale and purchase contemplated hereby, but Closing shall continue with respect to all other Properties and JV Interests. Thereafter, neither party shall have any further rights, obligations or liabilities hereunder with respect to such Property or JV Interest, except for the Surviving Obligations. If Purchaser is unable to obtain the Consent or, if required by the Bond Documents, the Bond Counsel's opinion on or before the Closing Date with respect to any Property subject to Bonds, and such condition is not waived by both parties, Exhibit A shall be revised to delete the reference to such Property, and such Property shall not be included in the sale and purchase contemplated hereby, but Closing shall continue with respect to all other Properties and JV Interests. Thereafter, neither party shall have any further rights, obligations or liabilities hereunder with respect to such deleted Properties, except for the Surviving Obligations. Notwithstanding the foregoing, Purchaser or Sellers may, at the option of either party, adjourn Closing on the Properties that are subject to the Bonds (with closing to occur on all other JV Interests and Properties when required under this Agreement) up to 90 days in order to obtain the Bond Counsel's opinions and Consents. In such event, the Closing Date for the purposes of this Agreement as to the Property(ies) for which Closing is so delayed shall be deemed to be such delayed date and the Deposit shall be allocated among the Properties and JV Interests which close and the Properties for which there is a delayed Closing Date in proportion to the Purchase Prices of such Properties.

            Purchaser acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Purchaser's ability to obtain any
(A) governmental or quasi-governmental approval of changes or modifications in use, zoning or subdivision, (B) modification of any existing land use restriction, (C) site plan approval or building permit, (D) consents to assignments of any Service Contracts, management agreements or other agreements which Purchaser desires, or (E) financing.

            (b) Purchaser's obligation under this Agreement to purchase any Property or JV Interest is subject to the fulfillment of each of the following conditions, subject, however to the provisions of Section 8(d):

                (i) The representations and warranties of Sellers contained herein shall be materially true, accurate and correct as of the Closing Date, it being understood that rent rolls, delinquency reports and financial statements, including the items delivered pursuant to Section 6(a)(i)(E), bearing a specific date are accurate as of such date only;

                (ii) Sellers shall have delivered all the documents and other items required by Section 9, and shall have performed in all material respects all other covenants, undertakings and obligations, and complied in all material respects with all conditions required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing.

                (iii) Title to the Properties and JV Interests shall be as required under this Agreement.

            (c) Sellers' obligation under this Agreement to sell their Properties and JV Interests to Purchaser are subject to the fulfillment of each of the following conditions, subject, however to the provisions of Section 8(d):

                (i) the representations and warranties of Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date except to the extent they relate only to an earlier date;

                (ii) Purchaser shall have delivered the Purchase Prices and other funds required hereunder and all the documents to be executed by Purchaser set forth in Section 10, and shall have performed in all material respects all other covenants, undertakings and obligations, and complied in all material respects with all conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing;

                (iii) on or prior to Closing Date, (A) Purchaser shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date; (B) Purchaser shall not have admitted in writing an inability to pay its debts as they mature; (C) Purchaser shall not have made a general assignment for the benefit of creditors; (D) Purchaser shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser; and (E) Purchaser shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, cancelled or terminated prior to the Closing Date.

            (d) In the event that any condition contained in Section 8(b) or (c) is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title hereunder shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition, whereupon title shall close as provided in this Agreement without abatement of the Purchase Prices, except to the extent of monetary liens of an ascertainable amount in the case of failure to satisfy Section 8(b)(iii) or (ii) terminate this Agreement with respect to the applicable Property(ies) or JV Interest(s) pursuant to Sections 15(a), (b) or (c) hereof; provided that in the case of a breach of a representation or warranty by Sellers described in Section 6(a)(iii) hereof, Purchaser shall proceed pursuant to such Section 6(a)(iii) hereof. Nothing herein shall preclude Purchaser from exercising its rights under the last sentence of Section 15(a) or, in the event closing on either Property subject to the Bonds is delayed pursuant to Section 8(a), the second to last sentence of Section 15(b). If Closing occurs, Purchaser and Sellers shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Sections 8(b) or (c), respectively.

         9. Deliveries by Sellers at Closing.

            (a) At the Closing, each Seller (except for Sellers of JV Interests) shall execute, acknowledge and/or deliver, as applicable, the following to Purchaser or the title company selected by Purchaser to insure the Properties (the "Title Company") with respect to such Property:

                (i) A deed sufficient under the law of the state in which the Property is located to convey title to the Property to Purchaser with special warranty covenants (or the equivalent) (each, a "Deed").

                (ii) An assignment and assumption of the Leases for such Property, including all unapplied cash security deposits accounted for by such Seller (each, a "Lease Assumption"), substantially in the form of Exhibit C (with such revisions as are necessary to have such Lease Assumption comply with the law of the state in which such Property is located) assigning Seller's interest in such Leases.

                (iii) A bill of sale in the form of Exhibit D (the "Bill of Sale"), conveying, transferring and selling to Purchaser all right, title and interest of such Seller in and to all Personal Property with respect to the Property.

                (iv) An Assignment and Assumption of Contracts, Licenses and Intangibles, in the form of Exhibit E (the "Contract and License Assignment"), assigning without warranty or representation beyond any made in this Agreement all of such Seller's right, title and interest, if any, in and to (A) all of the assignable Permits, (B) all assignable Service Contracts (collectively, the "Contracts") and all other items included in the sale not otherwise transferred pursuant to the other documents delivered at Closing. Sellers shall not assign any existing management agreements or any contracts or policies of insurance for the Property.

                (v) (A) the original (or, if not in the possession or control of Sellers or the current managers of the Properties, copies) of the existing certificate or certificates of occupancy for each Property; (B) all original (or, if not in the possession or control of Sellers or the current managers of the Properties copies of) Permits issued for or with respect to each Property and all Leases, tenant files, plans and specifications and other items included in the sale. To the extent that the items listed in this subsection (v) are located at the Properties or in the offices of Sellers' building managers, such documents shall be made available to Purchaser at such locations and shall not be required to be delivered at Closing.

                (vi) For each Property, a memo to the tenants under the Leases and vendors under any Service Contracts notifying them of the sale of the Property to Purchaser and advising that all future payments of rent and other payments due under the Leases and any invoices or billings under the Service Contracts are to be sent to Purchaser at the address of Purchaser specified in
Section 21 (or another address specified by Purchaser at least 10 days prior to Closing).

                (vii) Any updated Schedules and documents Sellers are required to provide pursuant to Section 6(a), including, without limitation, a schedule of unpaid commissions which are not yet due and payable.

                (viii) Copies of terminations of the management agreements for all Properties listed in the "Wholly Owned" section of Exhibit A, and of the management agreement for Cambridge Hall Apartments, unless Purchaser is permitted and chooses to assume such agreement.

                (ix) A certificate of each Seller re-certifying the representations and warranties set forth in this Agreement as of the Closing Date.

                (x) Certificates required by law dated no earlier than twenty
(20) days prior to the Closing Date to be delivered by a seller of real property, including a certification statement from the City of Philadelphia (as to 2031 Locust Street).

                (xi) To the extent requiring execution by a Seller and not imposing liabilities on such Seller other than as are customary in similar transactions, such consents and other documents required for the assumption by Purchaser of the loan documents, including the Bond Documents.

                (xii) A balance sheet for each Joint Venture as of the Closing Date, in the form of the balance sheets previously delivered to Purchaser, certified as being true, correct and complete to the knowledge of Sellers.

            Sellers furthermore agree to request from each commercial tenant under a Lease, and from each Joint Venture, an estoppel certificate in form reasonably requested by Purchaser, but receipt of such estoppel certificate shall not be a condition of Closing.

            (b) At the Closing, each Seller of a JV Interest shall execute, acknowledge and/or deliver, as applicable, to Purchaser or the Title Company an assignment of the JV Interest in form attached hereto as Exhibit F (the "Partnership Assignment").

            (c) At the Closing, each Seller shall execute, acknowledge and/or deliver, as applicable, the following to Purchaser or the Title Company:

                (i) A "FIRPTA" affidavit sworn to by such Seller in the form of Exhibit G. Purchaser acknowledges and agrees that upon Seller's delivery of such affidavit, Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

                (ii) Copies of the resolution of PREIT (and of the general partner of a Seller to the extent it is not, directly or indirectly, PREIT) and of any other constituent members or general partners of any Seller if reasonably required by Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by an authorized representative of PREIT (and such other general partners and members, if applicable) as of the date of Closing; (ii) a good standing or incumbency certificate issued by the state(s) in which the Seller and to the extent applicable, such other general partners and members, are organized and the state in which the Property is located, if different, each dated within thirty (30) days of the Closing Date; (iii) an incumbency certificate executed by an authorized representative of PREIT (and to the extent applicable, such other general partners and members) with respect to those officers of such Seller (or such other general partners or members to the extent applicable) executing any documents or instruments in connection with the transactions contemplated herein. If requested by Purchaser at least 10 days prior to Closing, copies certified by PREIT of the organizational documents of each Seller and, to the extent applicable, its constituent general partners and members.

                (iii) Duly completed and signed real estate transfer tax returns if required by the governmental authorities in the state in which such Seller's Property is located.

                (iv) Title affidavits in customary form as to the wholly-owned Properties and such other documents as the Title Company may reasonably request.

                (v) All other documents such Seller is required to deliver pursuant to the provisions of this Agreement or that Purchaser reasonably requests in order to effectuate the conveyance of the Properties and JV Interests; provided, that such documents requested by Purchaser do not impose any additional obligations on such Seller.

         10. Deliveries by Purchaser at Closing.

            (a) At the Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to each Seller (except any Seller of a JV Interest) for such Seller's Property:

                (i) The Lease Assumption, assuming all of such Seller's obligations and liabilities under the relevant Leases including unapplied cash security deposits accounted for by such Seller.

                (ii) The Contract, License and Intangible Assignment, assuming all of such Seller's right, title and interest, if any, in and to the Contracts and other items described thereon for such Seller's Property.

            (b) At the Closing, Purchaser shall execute, acknowledge and/or deliver the Partnership Assignment to each Seller of a JV Interest.

            (c) At the Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to each Seller:

                (i) The Purchase Prices, subject to apportionments, credits and adjustments as provided in this Agreement.

                (ii) (A) copies of the certificate of incorporation and bylaws of Purchaser and of the resolution of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, certified as true and correct by the Secretary or Assistant Secretary of Purchaser; (B) a good standing certificate issued by the state of incorporation of Purchaser, dated within thirty (30) days of the Closing Date; and (C) an incumbency certificate executed by the Secretary or Assistant Secretary of Purchaser with respect to those officers of Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

                (iii) If applicable, duly completed and signed real estate transfer tax returns.

                (iv) Assumptions of the mortgage loans being assumed, including such non-recourse carve-out, environmental and other indemnity agreements and guarantees required by the Mortgagee of the Property, pursuant to, and to the extent required by, the existing loan documents, including the Bond Documents, in form and substance reasonably satisfactory to Purchaser (Purchaser hereby agreeing that it will not object to any such agreement if it is in the same form as previously executed by a Seller), it being understood that such indemnities will not be provided by any individual, or by any entity not affiliated with Purchaser and that Purchaser shall not be required to provide any personal guaranties or credit enhancements with respect to the sums borrowed.

                (v) All other documents Purchaser is required to deliver pursuant to the provisions of this Agreement.

         11. Operation of the Properties prior to the Closing Date. Between the date hereof and the Closing Date, Sellers shall continue, cause Cambridge to continue (and shall, to the extent possible, cause the other Joint Ventures to continue) to operate and maintain their respective Properties in the ordinary and normal course of business. Such operation and maintenance shall include, without limitation:

            (a) Sellers shall continue to lease apartment units in the ordinary course of business until the Closing Date, at the rates and with such concessions as the market in the particular location shall require; provided, however, that no Seller shall provide any new tenant more than one (1) month's free rent or any other concession without the consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed (any such lease, a "New Lease"). In the event Purchaser does not respond to any Seller's request to review the terms of a New Lease within three (3) business days following submission, Purchaser shall be deemed to have approved of such terms. The Sellers of JV Interests shall use commercially reasonable efforts to exercise their rights under the applicable joint venture agreements to cause the Joint Ventures, other than Cambridge, to comply, and Sellers shall cause Cambridge to comply, with the foregoing provision.

            (b) Prior to the Closing Date, Sellers shall enforce the rights and remedies of the landlord under the Leases and New Leases, by summary proceedings or otherwise, in the ordinary course of business, and, to the extent permitted by law and the applicable lease, apply all or any portion of any security deposits then held by Sellers toward any loss or damage incurred by Sellers by reason of any defaults by tenants. The Sellers of JV Interests shall use commercially reasonable efforts to exercise their rights under the applicable joint venture agreements to cause the Joint Ventures, other than Cambridge, to comply, and Sellers shall cause Cambridge to comply, with the foregoing provision.

            (c) The termination of any Lease or New Lease or the removal of any tenant by reason of a default by such tenant (by summary proceedings or otherwise), in the ordinary course of business, prior to the Closing Date shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Purchaser.

            (d) Sellers, in the ordinary course of business, may cancel, modify, extend, renew or permit the expiration of Service Contracts or enter into any new Service Contract without Purchaser's prior consent, provided that any such Service Contract that is entered into, extended, renewed or modified may be terminated at any time on not more than thirty (30) days' prior notice by Sellers or their successors, without the payment of a penalty or other payment. No other contracts that will be binding on Purchaser may be entered into without Purchaser's consent, and notwithstanding the foregoing, in no case shall any Service Contract that provides for an upfront payment of money to a Seller be entered into without Purchaser's consent. The Sellers of JV Interests shall use commercially reasonable efforts to exercise their rights under the applicable joint venture agreements to cause the Joint Ventures, other than Cambridge, to comply, and Sellers shall cause Cambridge to comply, with the foregoing provision.

            (e) Sellers shall maintain the Properties in compliance with all Laws and in their present condition, reasonable wear and tear and damage by condemnation or casualty excepted, including correction of code violations, pursuant to Sellers' standard operating procedures for each Property. If Sellers receive a notice of a code violation prior to Closing, Sellers will correct the same prior to Closing or escrow a reasonable amount with the Title Company at Closing to cover the cost of such correction. The Sellers of JV Interests shall use commercially reasonable efforts to exercise their rights under the applicable joint venture agreements to cause the Joint Ventures, other than Cambridge, to comply, and Sellers shall cause Cambridge to comply, with the foregoing provision.

            (f) Sellers shall continue their existing capital expenditure programs in accordance with Schedule 11(f) for each Property; provided, however, that Seller shall not be required to perform the $250,000 window replacement program at Camp Hill Apartments.

            (g) Sellers shall continue to make vacant units ready for leasing, in accordance with Sellers' standard operating procedures for each Property, it being understood that such standard operating procedures do not necessarily require all vacant units to be ready for leasing on the Closing Date. The Sellers of JV Interests shall use commercially reasonable efforts to exercise their rights under the applicable joint venture agreements to cause the Joint Ventures, other than Cambridge, to comply, and Sellers shall cause Cambridge to comply, with the foregoing provision.

            (h) With respect to the tax year in which the Closing occurs and all prior tax years, Sellers and the Joint Ventures are hereby authorized to continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings, whether or not now pending, for the reduction of the assessed valuation of the Properties, and, in their sole discretion, to try or settle the same, but shall not commence any new proceedings without Purchaser's consent, which consent shall not be unreasonably withheld, conditioned or delayed. All net tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Sellers or the Joint Ventures, as applicable. All net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser, or the applicable Joint Venture. All net tax refunds and credits attributable to the tax year in which the Closing occurs shall be shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with obtaining such tax refund or credit; second, to be apportioned between Purchaser and the applicable Seller in proportion to the number of days in such tax year that each party owned the Property or JV Interest (with title to the Property or JV Interest being deemed to have passed as of 11:59 p.m. on the day preceding the Closing Date) and the apportionment with respect to a JV Interest being one half (1/2) of such apportioned recovery. Purchaser agrees to reasonably cooperate (without, however, the obligation to incur any costs) with Sellers in connection with the prosecution of any such proceedings and to take all reasonable steps (without, however, the obligation to incur any costs), whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Sellers, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such refund by Sellers. The provisions of this Section 11(h) shall survive the Closing and shall not be merged in the Deeds.

            (i) Neither Sellers nor the Joint Ventures shall further encumber any Property or JV Interest, or, without Purchaser's consent, amend any documents evidencing or securing the loans described on Exhibit A.

            (j) Sellers shall maintain and cause the Joint Ventures to maintain the property insurance coverages currently in effect for the Properties through the Closing Date, which information is listed on Schedule 6(a)(i)(T).

            (k) Sellers shall not amend or terminate any of the joint venture agreements.

            Prior to Closing, Sellers shall provide Purchaser with monthly reports on each Property, in form previously provided to Purchaser.

         12. As Is; Release.

            (a) Purchaser acknowledges and agrees that each Property that is sold shall be sold, and Purchaser shall accept possession of each Property on the Closing Date "AS IS - WHERE IS, WITH ALL FAULTS," with no right of setoff or reduction in any Purchase Price except as expressly provided in the Agreement, and Purchaser shall assume the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by Purchaser's investigations, subject to the representations and warranties made by Sellers in this Agreement or Sellers' Documents. Except as expressly set forth in Section 6(a)(i) or elsewhere in this Agreement or Sellers' Documents, neither Sellers nor Sellers' Representatives have or shall be deemed to have made any representations or warranties, express or implied, regarding the Properties or any matters affecting the Properties, including without limitation the physical condition of the Properties, title to or boundaries of the Properties, pest control, soil conditions, the presence or absence, location or scope of any Hazardous Materials in, at, or under the Properties, compliance with building, health, safety, land use or zoning Laws, other engineering characteristics, traffic patterns and all other information pertaining to the Properties. Purchaser moreover acknowledges (i) that Purchaser is a sophisticated buyer, knowledgeable and experienced in the financial and business risks attendant to an investment in real property and capable of evaluating the merits and risks of entering into this Agreement and purchasing the Properties, (ii) that Purchaser has entered into this Agreement with the intention of making and relying upon its own (or its experts') investigation of the physical, environmental, economic and legal condition of the Properties, and (iii) that Purchaser is not relying upon any representation or warranty concerning the Properties made by Sellers or Sellers' Representatives other than as expressly set forth in Section 6(a)(i) or elsewhere in this Agreement or Sellers' Documents. Sellers shall not have any liability of any kind or nature for any subsequently discovered defects in the Properties, whether such defects were latent or patent.

            (b) Purchaser acknowledges that Sellers have afforded the opportunity for Purchaser to make investigations, examinations and inspections of the Properties and information and documents in the possession or control of Sellers relating to the Properties, the operation thereof or the sale thereof (including without limitation financial data and records and the Contracts) (collectively, the "Property Information"). Purchaser acknowledges and agrees that, with the exception of the documents or other matters Seller has represented and warranted as being true, accurate, correct and/or complete in this Agreement, (i) the Property Information delivered or made available to Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, subcontractors, consultants, engineers and financial advisors, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors (collectively, "Purchaser's Representatives") by Sellers or Sellers' Representatives may have been prepared by third parties and may not be the work product of Sellers and/or Sellers' Representatives; (ii) neither Sellers nor any of Sellers' Representatives has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information;
(iii) the Property Information delivered or made available to Purchaser and Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, Purchaser; (iv) Purchaser is relying solely on its own investigations, examinations and inspections of the Properties and those of Purchaser's Representatives and is not relying in any way on the Property Information furnished by Sellers or any of Sellers' Representatives; (v) Sellers expressly disclaim any representations or warranties with respect to the accuracy or completeness of the Property Information, except as specified in
Section 6(a) or elsewhere in this Agreement, and Purchaser releases Sellers and Sellers' Representatives from any and all liability with respect thereto except as provided elsewhere in this Agreement; and (vi) any further distribution of the Property Information is subject to Section 22.

            (c) Purchaser or anyone claiming by, through or under Purchaser hereby fully and irrevocably releases Sellers and Sellers' Representatives from any and all claims that it may now have or hereafter acquire against Sellers or Sellers' Representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any structural, engineering or environmental condition at the Properties, including without limitation the presence or absence, location or scope of any Hazardous Materials in, at, or under the Properties (whether patent, latent or otherwise) as of the Closing Date, except for claims against Sellers based upon any obligations, indemnities and liabilities of Sellers expressly provided in this Agreement. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including but not limited to those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any structural, engineering or environmental defects, errors or omissions, including without limitation the presence or absence, location or scope of any Hazardous Materials in, at, or under the Properties, or any other conditions affecting the Properties as of the Closing Date, Purchaser shall not look to Sellers for any redress or relief, except for claims against Sellers based upon any obligations, indemnities and liabilities of Sellers expressly provided in this Agreement.

            (d) Purchaser acknowledges and agrees that the provisions of this
Section 12 were a material factor in each Seller's acceptance of the Purchase Price for its Property and, while Sellers have provided the Property Information and cooperated with Purchaser, Sellers are unwilling to sell their Property unless Sellers and Sellers' Representatives are expressly released as set forth in Section 12(c).

            (e) Purchaser's failure, for any reason whatsoever, to elect to terminate this Agreement pursuant to Section 4(b) shall be deemed an acknowledgment by Purchaser that Purchaser has inspected the Property, is thoroughly acquainted with and accepts its condition, and has reviewed, to the extent necessary in its discretion, all the Property Information, subject to the express representations and warranties contained in this Agreement and Seller's Documents. It is understood that Purchaser shall not be deemed to have audited any Leases or other records. Sellers shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Property furnished by Sellers or Sellers' Representatives.

            (f) For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos, polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

            (g) The provisions of this Section 12 shall survive the Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

         13. Broker.

         Purchaser and Sellers represent and warrant to each other that there is no broker with whom they have dealt in connection with the sale and purchase of the Properties and JV Interests and the transactions described herein. Purchaser and Sellers agree to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 13 shall survive the Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

         14. Casualty; Condemnation.

            (a) Damage or Destruction: If a "material" part (as hereinafter defined) of any Property is damaged or destroyed by fire or other casualty, Sellers shall promptly notify Purchaser of such fact and, except as hereinafter provided, Purchaser shall have the option to have the Property removed from Exhibit A (and the sale shall occur without such Property) upon notice to Sellers given not later than ten (10) days after receipt of Sellers' notice. If this Agreement is so terminated with respect to such Property or the applicable JV Interest, the provisions of Section 14(d) shall apply. If there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material," as such term is hereinafter defined) of any Property, Purchaser shall close title on such Property or JV Interest as provided in this Agreement and, at the Closing, the Seller of such Property shall, unless such Seller has repaired such damage or destruction prior to the Closing, (i) cause the net proceeds (if any) of any insurance less the amount of all costs incurred in connection with the repair of such damage or destruction to be paid to Purchaser (or, in the case of a Joint Venture Property, assign to Purchaser all of Seller's right, title and interest in and to such insurance proceeds), (ii) assign and transfer to Purchaser all right, title and interest (or, in the case of a Joint Venture Property all of Seller's right, title and interest) in and to any uncollected insurance proceeds (if any) by reason of such which such Seller may be entitled to receive from such damage or destruction, and (iii) grant Purchaser a credit against the Purchase Price allocated to such Property or JV Interest in the amount of any deductible under the insurance policy for the applicable Property and/or any amount of insurance not in place that would have been assigned to Purchaser under this Section 14 had Sellers complied with Section 11(j) hereof (or, in the case of a Joint Venture Property, 1/2 of such amount). A "material" part of the Property shall mean (i) that ten percent (10%) of the apartment units at the Property have been destroyed or suffered material casualty damage; or (ii) the cost to repair or replace such damaged or destroyed apartment units will exceed ten percent (10%) of the Purchase Price allocated to such Property (or 5% of a JV Interest), as reasonably as estimated by Sellers; or (iii) the Mortgagee of such Property shall require that insurance proceeds for such damage or destruction be used to pay down the mortgage debt, unless the Seller of such Property or JV Interest agrees to grant Purchaser a credit against the Purchase Price allocated to such Property or JV Interest in the amount of such insurance proceeds.

            (b) Condemnation: If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of any Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Sellers shall promptly notify Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement with respect to such Property or the applicable JV Interest upon notice to Sellers given not later than ten (10) days after receipt of Sellers' notice. If this Agreement is so terminated with respect to such Property or the applicable JV Interest, the provisions of Section 14(d) shall apply. If Purchaser does not elect to terminate this Agreement with respect to such Property or the applicable JV Interest, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Property is taken by eminent domain or condemnation, at the Closing the Seller of such Property or JV Interest shall cause the award or proceeds to be assigned to Purchaser (or to the Joint Venture, in the case of a Joint Venture Property) and Purchaser (or the Joint Venture, in the case of a Joint Venture Property) shall be entitled to receive and keep all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of the Property means (i) any portion of a Building, (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required, (iii) a driveway on the Property if such driveway is the predominant means of ingress thereto or egress therefrom and there is not reasonable alternate access, or (iv) any other portion of the Property, the taking of which would have a material adverse effect in the operations of the Property.

            (c) Notwithstanding anything contained in Sections 14(a) and (b) to the contrary, if this Agreement is not terminated as provided in Sections 14(a) or (b) and the insurance, eminent domain or condemnation proceeds payable with respect to the Property as a result of any casualty or taking exceeds the Purchase Price for such Property, the obligation of the Seller of such Property to pay over to Purchaser those proceeds paid to such Seller prior to the Closing shall be limited to the amount of the Purchase Price, and that Seller shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the parties agree that such Seller (except the Seller of a JV Interest) shall be entitled to that portion of the proceeds in excess of the Purchase Price, which agreement shall survive the Closing and shall not be merged in the Deeds.

            (d) If Purchaser elects to terminate this Agreement with respect to a Property pursuant to Sections 14(a) or (b), Exhibit A shall be revised to delete reference to such Property, and such Property or JV Interest shall not be included in the sale and purchase contemplated hereby, but Closing shall continue with respect to all other Properties and JV Interests. Thereafter, neither party shall have any further rights, obligations or liabilities hereunder with respect to such Property or JV Interest, except for the Surviving Obligations.

         15. Remedies.

            (a) If any Seller is in material default of its obligations under this Agreement with respect to one or more Properties or JV Interests, except with respect to a misrepresentation related to a financial statement which is dealt with in Section 6(a)(iii) above, then Purchaser, as its sole remedy for such default (except for its remedy with regard to failure of title described in Section 8(d)), may terminate this Agreement with respect to the applicable Property(ies) and/or JV Interest(s) affected, by notice to Sellers. Thereafter, Sellers shall promptly pay to Purchaser the Allocated Reimbursement Amount with respect to such Propert(ies) or JV Interest(s), Exhibit A shall be revised to delete reference to such Property(ies) or JV Interest(s), and such Property(ies) or JV Interest(s) shall not be included in the sale and purchase contemplated hereby, but Closing shall continue with respect to all other Properties and JV Interests. This payment obligation (and other payment obligations of Sellers upon the termination of this Agreement) shall survive any termination of this Agreement. Alternatively, Purchaser may bring an action for specific performance with respect to the applicable JV Interest(s) and/or Property(ies) as a result of Sellers' failure to perform an obligation required to be performed by Sellers hereunder; provided, that Purchaser commences such action within 60 days after the occurrence of such default; and provided further, Purchaser may not bring an action for specific performance if Sellers willfully refuse to close on all Properties and JV Interests (or willfully act or refuse to act in contravention of this Agreement and thereby prevent Closing from occurring on all Properties and JV Interests) as provided in Section 15(b) hereunder.

            (b) Notwithstanding anything to the contrary contained in the Agreement, if Closing on the Properties and JV Interests does not occur because of Sellers' willful refusal to close not otherwise excused under this Agreement, or willful act or omission in contravention of this Agreement that prevents Closing from occurring, then Purchaser, as its sole remedy hereunder, shall be entitled to terminate this Agreement by written notice to Sellers, whereupon the Deposit shall be shall be returned to Purchaser, and Purchaser shall be entitled to payment upon demand from Sellers of damages in the amount of $15,000,000, as liquidated and agreed upon damages for all losses, damages and expenses suffered or incurred by Purchaser, it being agreed that Purchaser's losses, damages and expenses are impractical or extremely difficult to ascertain and that the $15,000,000 amount represents a reasonable estimate of the damages, losses and expenses that Purchaser will sustain in the event Closing fails to occur by reason of Sellers' willful refusal to close on the Properties and JV Interests hereunder, or willful act or omission in contravention of this Agreement that prevents Closing from occurring, and thereafter neither party shall have any rights, obligations or liabilities hereunder. Such payment is intended to constitute liquidated damages, and shall not be deemed to constitute a forfeiture or penalty. Sellers agree that if Closing is adjourned on one or both of the Properties that are subject to Bonds as provided in Section 8(a), but Closing occurs on some or all of the other Properties and JV Interests, Sellers shall have no further rights under this Section 15(b), and Purchaser may seek specific performance, as provided in Section 15(a), for Sellers' refusal to close on the Properties subject to Bonds for which there was an adjourned Closing. The provisions of this Section 15(b) shall survive a termination of this Agreement pursuant to this Section 15(b).

            (c) If the Closing fails to occur by reason of Purchaser's material failure or material refusal to perform its obligations hereunder, then Sellers may terminate this Agreement by notice to Purchaser. If Sellers elect to terminate this Agreement, then this Agreement shall be terminated and Sellers may retain the Deposit in proportion to their share of the total Purchase Price, as liquidated and agreed upon damages for all loss, damage and expenses suffered by Sellers, it being agreed that Sellers' damages are impractical or extremely difficult to ascertain and that the amount of the Deposit, as so allocated, represents a reasonable estimate of the damages that Sellers will sustain in the event the Closing fails to occur by reason of Purchaser's material failure or material refusal to perform its obligations hereunder, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein shall limit or restrict Sellers' ability to pursue any rights or remedies they may have against Purchaser with respect to the Surviving Obligations. Such retention of the Deposit is intended to constitute liquidated damages, and shall not be deemed to constitute a forfeiture or penalty. Except as set forth in this Section 15(c) and in Section 22(f), Sellers hereby expressly waive, relinquish and release any other right or remedy available to them at law, in equity or otherwise by reason of Purchaser's default hereunder or Purchaser's failure or refusal to perform its obligations hereunder.

         16. Purchaser's Access to the Property.

         At all times this Agreement remains in effect, Purchaser and Purchaser's Representatives shall have the right to enter upon the Properties (exclusive of individual apartment units unless permitted under the applicable Lease or consented to by the tenant thereunder), for the purpose of conducting the Inspections and any other investigations provided (a) Purchaser shall give Sellers not less than two (2) business days' prior notice before each such entry, (b) the notice shall include sufficient information to permit Sellers to review the scope of the proposed Inspections or other investigations and the names of the companies or firms performing such Inspections or other investigations, and (c) neither Purchaser nor Purchaser's Representatives shall permit any invasive studies, and the Inspections and other investigations shall in no way disturb any soil or groundwater without the prior written consent of the Seller of such Property or JV Interest, which consent may be withheld in such Seller's sole discretion. Any entry upon the Properties and all Inspections and other investigations shall be during normal business hours and at the sole risk and expense of Purchaser and Purchaser's Representatives, and shall not unreasonably interfere with the activities on or about the Properties of Sellers, their employees, tenants or invitees. Purchaser and Purchaser's Representative shall, with respect to each Property investigated:

                (i) promptly repair any damage to the Property resulting from any such Inspections or other investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Inspections or other investigations so that the Property shall be in the same condition in all material respects that it existed in prior to such Inspections or other investigations;

                (ii) fully comply with all applicable laws, rules, ordinances, codes, regulations orders or requirements of applicable governmental authorities (collectively, the "Laws") applicable to the Inspections and other investigations and all other activities undertaken in connection therewith;

                (iii) permit Sellers to have a representative present during all Inspections or other investigations undertaken hereunder;

                (iv) take such actions and implement all protections reasonably necessary to ensure that all actions taken in connection with the Inspections and other investigations, and the equipment, materials, and substances generated, used or brought onto the Property pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Sellers or other persons;

                (v) maintain or cause to be maintained, at Purchaser's expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement covering Purchaser's indemnification obligations contained in Section 17(a), and with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $2,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser and the Seller of such Property, as an additional insured, against any injuries or damages to persons or property that may result from or are related to (A) Purchaser's and/or Purchaser's Representatives' entry upon the Property, (B) any Inspections or other activities conducted thereon, and (C) any and all other activities undertaken by Purchaser and/or Purchaser's Representatives, all of which insurance shall be on an "occurrence form" and otherwise in such forms and with an insurance company reasonably acceptable to Sellers and deliver a certificate of such insurance policy to Sellers prior to the first entry on the Property;

                (vi) not allow the Inspections or any other activities undertaken by Purchaser or Purchaser's Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

                (vii) indemnify and hold the Seller of such Property, such Seller's Representatives and the Property harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), suffered or incurred by such Seller and arising out of or in connection with (A) Purchaser's and/or Purchaser's Representatives' entry upon the Property, (B) any Inspections or other activities conducted thereon by Purchaser or Purchaser's Representatives, (C) any liens or encumbrances filed or recorded against the Property as a consequence of the Inspections or any and all other activities undertaken by Purchaser or Purchaser's Representatives, and/or
(D) any and all other activities undertaken by Purchaser or Purchaser's Representatives with respect to the Property, except to the extent any of the foregoing is caused by the negligence or willful misconduct of an indemnified party.

         All obligations of Purchaser to a "Seller" or "Sellers" in this
Section 16 shall be deemed to run to the Joint Venture in the case of any Joint Venture Property. The provisions of this Section 16 shall survive the Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

         17. Indemnity.

            (a) Purchaser's Indemnity. Purchaser hereby agrees to indemnify, defend and hold Sellers and Sellers' employees, representatives, agents, any partner, officer, director, employee, trustee, shareholder, principal, parent, subsidiary, affiliate or agent of Sellers (collectively, "Sellers' Representatives") harmless from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Sellers or Sellers' Representatives in connection with or arising out of (i) any breach by Purchaser of the Contracts assigned to Purchaser which occurs after the Closing, (ii) damage to property and injuries to third parties on the Property occurring after the Closing, and (iii) liability under any guaranty or indemnification executed by any Seller, PREIT or affiliate thereof under a loan listed in Exhibit A arising and accruing from and after the Closing Date to the extent the loan is assumed by Purchasers and the Mortgagee does not release such person or entity from the guaranty or indemnity. Purchaser's obligations under this Section 17(a) shall survive the Closing, and shall not be merged in the Deeds.

            (b) Sellers' Indemnity. Sellers hereby agree to indemnify, defend and hold harmless Purchaser and its successors and assigns and their respective employees, representatives, agents, partners, officers, directors, trustees, shareholders, principals, parents, subsidiaries and affiliates (collectively, "Purchaser's Representatives") from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees and disbursements) asserted against or incurred by any of them in connection with or arising out of (i) any breach by Sellers of any of their representations and warranties contained in this Agreement, subject to the threshold and cap set forth in Section 6(a) hereof;
(ii) any breach by any Seller of any Contract assigned to Purchaser, which breach occurred prior to Closing, subject to the threshold and cap set forth in
Section 6(a) hereof; (iii) any damage to property or injuries to third parties on any Property occurring prior to Closing; (iv) any obligations under any "bulk sale" or similar statute, including without limitation, 69 P.S. ss. 529, 72 P.S. ss. 1403(a), 72 P.S. ss. 7270 and 72 P.S. ss. 7321.1 and those tax statutes described in Section 5(e); (v) any claim by any Employee of any Seller or any affiliates thereof who does not become a Hired Employee and/or any claim accruing before Closing by any Employee of any Seller or any affiliates thereof who becomes a Hired Employee; (vi) any breach by any Seller of its obligations under a joint venture agreement and (vii) any actions or proceedings listed in
Schedule 6(a)(i)(K) hereto as the same shall be updated as of the Closing Date. The provisions of this Section 17(b) shall survive Closing, and shall not be merged in the Deeds.

         18. Escrow.

         Title Company shall hold the Deposit and Purchaser's and each Seller's Documents in escrow, dispose of the Deposit, pro rate expenses and deliver Purchaser's and each Seller's Documents only in accordance with the following provisions:

            (a) Prior to the full execution of this Agreement, Purchaser and Sellers opened an escrow (the "Escrow") with the Title Company, by delivering to Title Company the Initial Deposit. Within two (2) days after the full execution of this Agreement, the parties shall deliver to Title Company a fully executed copy of this Agreement. The purchase and sale of the Properties and JV Interests shall be completed through the Escrow, at the location specified in Section 4(d). This Agreement shall constitute joint escrow instructions to Title Company in connection with the Escrow. Purchaser and Sellers hereby agree to execute such additional instructions not inconsistent with this Agreement as may be reasonably required by Title Company.

            (b) At the Closing, the Title Company shall do the following with respect to each Property:

                (i) Cause each Deed to be recorded;

                (ii) Disburse all funds deposited with Title Company by Purchaser in payment of the Purchase Price for such Property or JV Interest as follows:

                    A. Deduct the amount of items chargeable to the account of the applicable Seller pursuant to this Agreement, as set forth on a settlement statement executed by Purchaser and the applicable Seller; and

                    B. The remaining balance of the funds deposited by Purchaser in the Escrow in payment of the Purchase Price for such Property shall be disbursed to the applicable Seller pursuant to its demand;

                (iii) Deliver to the applicable Seller original counterparts of the Partnership Assignment, Lease Assumption, Contract and License Assignment, copies of all assumptions of mortgage loans and any other documents required to be executed by any Mortgagee to the extent permitted under this Agreement in relation to such assumption and any other documents executed by Purchaser.

                (iv) Deliver or cause to be delivered to Purchaser a marked up copy of the Commitment for such Property, photostat copy of the Deed for such Property, an original counterpart of the Partnership Assignment, Lease Assumption, Bill of Sale, Contract and License Assignment, an original FIRPTA Affidavit executed by the applicable Seller for such Property, and any other documents executed by Sellers.

            (c) All costs and expenses in connection with the transaction contemplated by this Agreement (including documentary taxes, transfer taxes, stamp taxes, recording taxes and fees, title search fees, and title insurance premiums, but specifically excluding legal, consulting and other professional fees or costs, which each party shall bear individually, or the costs of Inspections or any loan assumption fees Purchaser has agreed to pay pursuant to this Agreement, which Purchaser shall bear) shall be apportioned between Purchaser and each Seller in accordance with Schedule 18(c). This Section 18(c) shall survive the Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

            (d) Title Company shall deliver the Deposit to Sellers or Purchaser, as the case may be, as follows:

                (i) to Sellers, upon completion of the Closing, to be applied against the Purchase Prices of the Properties and JV Interests as PREIT shall direct; or

                (ii) to PREIT, after receipt of PREIT's demand in which PREIT certifies either that (A) Purchaser has materially defaulted under this Agreement, or (B) this Agreement has been otherwise terminated or cancelled, and Sellers are thereby entitled to receive the Deposit; but, except as set forth below with respect to the Additional Deposit, Title Company shall not honor PREIT's demand until more than ten (10) days after Title Company has given a copy of such demand to Purchaser in accordance with Section 18(e)(i), nor thereafter if Title Company receives a Notice of Objection from Purchaser within such ten (10) day period; provided, however, Purchaser shall not have the right to give a Notice of Objection if the default is Purchaser's failure to make the Additional Deposit as provided in Section 2(b), and the Title Company shall honor PREIT's demand immediately in such event; or

                (iii) to Purchaser, after receipt of Purchaser's demand in which Purchaser certifies either that (A) Sellers have materially defaulted under this Agreement, or (B) this Agreement has been otherwise terminated or cancelled, and Purchaser is thereby entitled to receive the Deposit; but Title Company shall not honor Purchaser's demand until more than ten (10) days after Title Company has given a copy of Purchaser's demand to PREIT in accordance with Section 18(e)(i), nor thereafter if Title Company receives a Notice of Objection from PREIT within such ten (10) day period.

            Upon such delivery of the Deposit, Title Company shall be relieved of all liability hereunder and with respect to the Deposit. Title Company shall deliver the Deposit by a bank wire transfer of immediately available funds to an account designated by the party entitled to the Deposit.

            (e) (i) Upon receipt of a written demand from PREIT or Purchaser under Section 18(d)(ii) or (iii), Title Company shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Deposit to the party making such demand by giving a notice of objection (a "Notice of Objection") to Title Company. After receiving a Notice of Objection, Title Company shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Title Company may elect either (A) to continue to hold the Deposit until Title Company receives a written agreement of Purchaser and PREIT directing the disbursement of the Deposit, in which event Title Company shall disburse the Deposit in accordance with such agreement; and/or (B) to take any and all actions as Title Company deems necessary or desirable, in its reasonable discretion, to discharge and terminate its duties under this Agreement, including without limitation depositing the Deposit into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding; and/or (C) in the event of any litigation between Sellers and Purchaser, to deposit the Deposit with the clerk of the court in which such litigation is pending.

                (ii) If Title Company is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Title Company has received any written demand under Section 18(d)(ii) or (iii), or Notice of Objection under Section 18(e)(i)), notwithstanding anything to the contrary herein, Title Company may hold and apply the Deposit pursuant to Section 18(e)(i)(A), (B) or
(C) and may decline to take any other action whatsoever. In the event the Deposit is deposited in a court by Title Company pursuant to Section 18(e)(i)(B) or (C), Title Company shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Deposit, Purchaser and PREIT shall pay the reasonable attorney's fees and costs incurred by Title Company (which said parties shall share equally) for any litigation in which Title Company is named as, or becomes, a party.

            (f) Notwithstanding anything to the contrary in this Agreement, within one (1) business day after the date of this Agreement, and within one (1) business day after receipt of the Additional Deposit, Title Company shall place the Deposit in an Approved Investment. The interest, if any, which accrues on such Approved Investment shall be deemed part of the Deposit; and Title Company shall dispose of such interest as and with the Deposit pursuant to this Agreement. Title Company may not commingle the Deposit with any other funds held by Title Company. Title Company may convert the Deposit from the Approved Investment into cash or a non-interest-bearing demand account at an Approved Institution as follows:

                (i) at any time within seven (7) days prior to the Closing Date; or

                (ii) if the Closing Date is accelerated or extended, at any time within seven (7) days prior to the accelerated or extended Closing Date (provided, however, that PREIT and Purchaser shall give Title Company timely notice of any such acceleration or extension and that Title Company may hold the Deposit in cash or a non-interest-bearing deposit account if PREIT and Purchaser do not give Title Company timely notice of any such adjournment).

            (g) As used herein, the term "Approved Investment" means (i) any interest-bearing demand account or money market fund in a federally insured bank branch located in the City of Philadelphia, or in a money market mutual fund with assets in excess of One Billion Dollars invested in obligations issued or guaranteed by the United States of America, or in any other institution otherwise approved by both PREIT and Purchaser (collectively, an "Approved Institution"), or (ii) any other investment approved by both PREIT and Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Title Company, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

            (h) Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to or by Title Company shall be sent in accordance with the provisions of Section 21.

            (i) Simultaneously with their execution and delivery of this Agreement, Purchaser and Sellers shall furnish Title Company with their Federal Taxpayer Identification Numbers so that Title Company may file appropriate income tax information returns with respect to any interest in the Deposit or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Deposit shall be the party responsible for the payment of any tax due thereon.

            (j) Any amendment of this Agreement which could alter or otherwise affect Title Company's obligations hereunder will not be effective against or binding upon Title Company without Title Company's prior consent, which consent may be withheld in Title Company's sole and absolute discretion.

            (k) The provisions of this Section 18 shall survive the Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

         19. Assignment

            (a) This Agreement may be not assigned by Purchaser except in strict accordance with this Section 19, and any assignment or attempted assignment by Purchaser in violation of this Section 19 shall constitute a default by Purchaser hereunder and shall be null and void. Purchaser shall be entitled to assign its rights and obligations with respect to any Property or JV Interest to any entity or entities consisting of Purchaser and/or any entity which is controlled by, controls, or is under common control of or with Purchaser and/or an equity investment partner, or in which Mitchell Morgan has a direct or indirect ownership interest and directly or indirectly exercises management or co-management control, and such assignee shall succeed to the rights and obligations of Purchaser under this Agreement with respect to such Property or JV Interest. No such assignment shall relieve Purchaser from its obligations hereunder.

            (b) Sellers intend to consummate the transaction hereunder as a "like-kind exchange" under Section 1031 of the Internal Revenue Code of 1986, as amended, and Purchaser agrees to cooperate with Sellers, but at no expense to Purchaser. In furtherance thereof, Sellers shall have the right to assign all or any part of the benefits of this Agreement, but not Sellers' obligations hereunder, to a "qualified intermediary," as defined in Treasury Regulation
Section 1.1031(k)-1(g)(4). In the event a partner in a Joint Venture agrees to sell its interest therein to Purchaser and Purchaser agrees to buy the same, Sellers shall have the right to acquire such interest from the partner for the price which Purchaser has agreed to pay and to sell fee simple title to the related Property to Purchaser hereunder as a part of the like-kind exchange transaction, in which case Exhibit A shall be amended to reflect such Property as a "Wholly Owned" Property and the Purchase Prices shall be amended accordingly. Sellers shall indemnify, defend and hold harmless Purchaser from and against any losses, claims, demands, costs, damages and expenses actually suffered by or asserted against Purchaser as a result of its compliance with this Section 19(b), which obligation shall survive Closing and not be merged in the Deeds. The provisions of this Section 19(b) shall not be a condition to Sellers' obligation to close on any Property or JV Interest hereunder.

         20. Access to Records; Tax Matters.

            (a) For a period of five (5) years subsequent to the Closing Date, Sellers and Sellers' Representatives shall be entitled to access during business hours to all documents, books and records given to Purchaser by Sellers for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice, and shall have the right, at the requesting party's sole cost and expense, to make copies of such documents, books and records. Purchaser and Purchaser's Representatives shall have the same rights for the same period of time with respect to documents, books and records of Sellers that Purchaser reasonably believes will be useful for the continuing operation of the Properties.

            (b) After Closing, Purchaser shall cooperate with the Sellers of the JV Interests and the Sellers of the JV Interests will cooperate with Purchaser fully as and to the extent reasonably requested in connection with the filing of tax returns. Within fifteen (15) days after written request from a party, the other party shall deliver its partnership tax return and any other related standard tax filing in its possession or control to the requesting party, which returns and filings shall be subject to Section 22. The provisions of this
Section 20(b) shall survive the Closing and shall not be merged therein.

         21. Notices.

            (a) All notices, elections, consents, approvals, demands, objections, requests or other communications which Sellers, Purchaser or Title Company may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or (ii) express mail or courier (for next business day delivery), or (iii) facsimile, with hard copy sent either the same or the next business day pursuant to subsections (i) or (ii) above addressed or sent as follows:

         If to Seller:

                  c/o PREIT Services, LLC
                  The Bellevue, Third Floor
                  200 South Broad Street
                  Philadelphia, PA  19102
                  Attn: Jeffrey A. Linn
                  Facsimile No.: (215) 564-0240

         with a copy to:

                  PREIT Services, LLC
                  The Bellevue, Third Floor
                  200 South Broad Street
                  Philadelphia, PA  19102
                  Attention: Bruce Goldman, Esquire
                  Facsimile No.: (215) 546-7311

         and a copy to:

                  Clifford H. Swain, Esquire
                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th & Cherry Streets
                  Philadelphia, PA  19103-6996
                  Facsimile No.: (215) 988-2757

         If to Purchaser:

                  MPM Acquisition Corp.
                  c/o Morgan Properties, Ltd.
                  160 Clubhouse Road
                  King of Prussia, PA  19406
                  Attn: Howard I. Grossman, Esquire
                  Facsimile No.: (610) 265-5889

         with a copy to:

                  Alan S. Ritterband, Esquire
                  Ballard Spahr Andrews & Ingersoll LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, PA  19103-7599
                  Facsimile No.: (215) 864-9897

         If to Title Company:

                  Fidelity National Title Insurance Company
                  1500 Walnut Street, Suite 400
                  Philadelphia, PA 19102
                  Attn: M. Gordon Daniels, Esq.
                  Facsimile No.: (215) 732-6726

            (b) Sellers, Purchaser or Title Company may designate another addressee or change their address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section
21. A notice or other communication sent in compliance with the provisions of this Section 21 shall be deemed given and received on (i) the third (3rd) day following the date it is deposited in the U.S. mail, or (ii) the first business day following the date it is delivered to an express mail provider or courier, or (iii) the day it is delivered if sent by facsimile before 5:00 p.m. local time on a business day and the required hard copy is also sent as provided herein.

         22. Confidential Information and Confidentiality.

            (a) As used in this Agreement, the term "Confidential Information" shall mean all confidential, secret or proprietary information of the Disclosing Party disclosed to or learned by Recipient in connection with this Agreement, the Non-Disclosure Agreement dated December 18, 2002 between Purchaser and PREIT (as amended, the "Non-Disclosure Agreement") and the Access Agreement dated as of January 22, 2003 between Purchaser and PREIT Services, LLC (the "Access Agreement"), regardless of whether such information is specifically designated as confidential. Such Confidential Information may include, without limitation, engineering reports, environmental reports, tax receipts, technical data, financial information, business plans, marketing plans and other information relating to the Properties (inclusive of Purchaser's Inspections and the Property Information) and any analyses, compilations, data, studies, reports or other information or documents prepared or obtained by the Recipient containing or based, in whole or in part, on the information or documents described in this
Section 22(a). "Confidential Information" shall not include information which
(i) is now, or hereafter becomes, through no act or failure to act on the part of Recipient, generally known or available to the public; (ii) is rightfully known by Recipient at the time of receiving such information; (iii) is hereafter rightfully furnished to Recipient by a third party without any breach of any confidentiality obligation to Disclosing party; or (iv) is independently developed by Recipient without any breach of this Agreement. The party disclosing Confidential Information is referred to as "Disclosing Party," and the party receiving Confidential Information as "Recipient."

            (b) Purchaser agrees that, prior to the Closing, no Confidential Information will be used by Purchaser or Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Properties. Moreover, Purchaser agrees that, prior to the Closing, the Confidential Information will be transmitted only to Purchaser's Representatives who need to know the Confidential Information for the purpose of evaluating the Properties. If, pursuant to any agreement between Seller and any third party any Confidential Information is subject to a confidentiality agreement with that third party, Purchaser agrees that delivery of that Confidential Information shall be subject to receipt from Purchaser of a written confidentiality agreement required by that agreement with such third party and Purchaser further agrees that transmission and use of any such Confidential Information shall be subject to the requirements of both that separate confidentiality agreement and this
Section 22. Except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Properties, and for standard "zoning/permitting letters," Purchaser shall not contact any governmental official or representative regarding the condition of the Properties without the applicable Seller's prior written consent thereto. In addition, if such Seller's consent is obtained by Purchaser, such Seller shall be entitled to receive at least five (5) days' prior written notice of the intended contact and to have a representative present when Purchaser has any such contact with any governmental official or representative.

            (c) Recipient shall use the same care and discretion, but in no event less than reasonable care and discretion, to prevent disclosure, publication, or dissemination of the Confidential Information as it employs with similar information of its own. Disclosure of the Confidential Information may be made only to "authorized representatives" of Recipient who have a specific need to know such Confidential Information, and have obligated themselves to hold such Confidential Information in trust and confidence or otherwise to comply with the terms of this Agreement. The term "authorized representatives" includes (i) partners, officers, directors, employees, accountants, attorneys, investment banks, agents and representatives of any such advisors and (ii) equity investors and lenders, provided that the Recipient must provide the Disclosing Party with the names of such investors and lenders at least one business day prior to the disclosure of Confidential Information and withhold Confidential Information from those equity investors and lenders for whom the Disclosing Party makes good faith, reasonable objection to such disclosure.

            (d) Neither Purchaser nor Sellers nor their authorized representatives will use any of the Confidential Information for any reason or purpose other than the evaluation of the transaction contemplated hereby (the "Proposed Transaction") for the purpose of determining whether it desires to consummate such transaction.

            (e) Without the prior written consent of the other party, neither Purchaser nor Sellers nor any of their authorized representatives will confirm to any person other than those authorized by this Agreement either the fact that discussions or negotiations are taking place concerning the Proposed Transaction or any of the terms, conditions or other facts concerning the Proposed Transaction.

            (f) If Purchaser or Sellers become legally obligated to disclose any Confidential Information, each will give the non-disclosing party prompt and timely notice of such fact so that such party may obtain a protective order or other appropriate remedy concerning any such disclosure or waive compliance with the provisions of this Section 22. The Disclosing Party will cooperate fully with the non-disclosing party in connection with its efforts to obtain a protective order or other appropriate remedy. In the event the non-disclosing party is unable to obtain a protective order or other appropriate remedy with respect to the Confidential Information, the Disclosing Party shall have nevertheless used its best efforts to have the Confidential Information so required to be disclosed treated confidentially.

            (g) Notwithstanding anything in the foregoing to the contrary, Sellers shall have the right to make any disclosure (including public announcements) which Sellers reasonably believe (following consultation with its counsel) is required by law or applicable rules of any securities exchange. Purchaser also recognizes that PREIT is currently involved in three material transactions not directly related to the Proposed Transaction (the "Other Transactions"), and PREIT has disclosed the terms of the Proposed Transaction to certain of the parties directly involved with those Other Transactions.

            (h) Purchaser acknowledges that it is aware, and shall advise its employees, officers, consultants and agents who receive Confidential Information and are informed as to the matters which are subject to this Agreement, that the securities laws of the United States prohibit any person who has received Confidential Information from purchasing or selling securities of PREIT or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

            (i) Each party acknowledges and agrees that in the event of any breach of this Section 22 by it, including, without limitation, the actual or threatened disclosure of Confidential Information without the express prior written consent of Disclosing Party, Disclosing Party will suffer irreparable harm and injury and no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Purchaser and each Seller agrees that in any such event Disclosing Party shall be entitled to specific performance of Recipient's obligations under this Section 22, as well as such further injunctive relief as may be granted by a court of competent jurisdiction. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 22 but shall be in addition to all other remedies at law or in equity. Without limiting anything in the foregoing to the contrary, Purchaser and Sellers shall each indemnify and hold the other party and the other party's Representatives, harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by the other party and any of the other party's Representatives and arising out of or in connection with a breach by such party or such party's Representatives of the provisions of this Section 22.

            (j) In the event this Agreement is terminated, Purchaser and Purchaser's Representatives shall promptly deliver to each Seller all originals and copies of the Property Information referred to in Section 22(e) with respect to such Seller's Property, and assign to each Seller all of Purchaser's right, title and interest in such Inspections, to the extent assignable. In the event this Agreement is terminated for failure of the condition set forth in Section 8(a)(i), the provisions of that Section shall control. Confidential Information disclosed prior to the effective date of termination shall remain subject to the terms and conditions of this Section 22 for a period of two (2) years after termination.

            (k) The provisions of this Section 22 shall survive Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

         23. Miscellaneous.

            (a) Until the Closing Date or earlier termination of this Agreement, Sellers shall notify Purchaser promptly after obtaining knowledge of any violation of any Law or any litigation threatened or commenced which might materially affect any of the Properties or Joint Ventures.

            (b) This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

            (c) This Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective heirs, executors, administrators, successors and permitted assigns.

            (d) All prior statements, understandings, representations and agreements between the parties with respect to the purchase and sale of the Properties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

            (e) Purchaser agrees not to sue or otherwise seek to enforce any personal obligation against any past, present or future trustee, shareholder, officer or employee of PREIT with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 23(e) shall survive the Closing (and shall not be merged in the Deeds) or earlier termination of this Agreement.

            (f) Purchaser and Sellers mutually agree that, wherever this Agreement provides that Purchaser or Sellers must send or give any notice, make an election or take some other action within a specific time period or at a specific time in order to exercise a right or remedy they may have hereunder, time shall be of the essence with respect to the taking of such action, and either party's failure to take such action within the applicable time period or at such specific time shall be deemed to be an irrevocable waiver by such party of such right or remedy.

            (g) No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

            (h) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder. Purchaser agrees to indemnify Sellers against all costs, expenses and damages, including without limitation reasonable attorneys' fees and disbursements, incurred by Sellers by reason of the filing by Purchaser of this Agreement or any memorandum thereof. Notwithstanding anything to the contrary contained in this Agreement, the filing with or submission to any court of this Agreement in connection with any litigation shall not be a default hereunder.

            (i) Delivery of this Agreement shall not be deemed an offer and neither Sellers nor Purchaser shall have any rights or obligations hereunder unless and until all parties have signed and delivered an original of this Agreement. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. A facsimile of a signature will have the same legal effect as an originally drawn signature.

            (j) Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference.

            (k) The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

            (l) This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws.

            (m) If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Agreement within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Deposit.

            (n) SELLERS AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY THEM AGAINST THE OTHER(S) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY A PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ALLEGING THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

            (o) Sellers and Purchaser hereby waive tender of the Deeds and of the Purchase Prices.

            (p) All obligations, stipulations, authorizations, waivers, releases, undertakings, indemnities and representations and warranties of Sellers under this Agreement and Seller's Documents are joint and several.

            [The remainder of this page is left intentionally blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                              PURCHASER

                              MPM ACQUISITION CORP, a Pennsylvania
                              corporation


                              By:  /ss/ Mitchell Morgan
                                   ---------------------
                              Name:  Mitchell Morgan
                              Title: President

                              Date:  2/26/03

                              SELLERS:

                              PENNSYLVANIA REAL ESTATE
                              INVESTMENT TRUST

                              By:  /ss/ Jonathan B. Weller
                                   -----------------------
                              Name:  Jonathan B. Weller
                              Title: President

                              PREIT ASSOCIATES, L.P.

                              By: Pennsylvania Real Estate Investment Trust,
                                  its general partner

                                  By:  /ss/ Jonathan B. Weller
                                       -----------------------
                                  Name:  Jonathan B. Weller
                                  Title: President

                              GP STONES LIMITED PARTNERSHIP

                              By:   PR Cobblestones LLC

                              By:   PREIT Associates, L.P.,
                                       its sole member

                              By:  Pennsylvania Real Estate
                                      Investment Trust, its
                                      general partner

                                     By:  /ss/ Jonathan B. Weller
                                          -----------------------
                                     Name:  Jonathan B. Weller
                                     Title: President


                              EAGLES NEST ASSOCIATES

                              By: PR Berfla LLC, a general partner

                                  By: PREIT Associates, L.P., its sole member

                                       By: Pennsylvania Real Estate Investment
                                           Trust, its general partner

                                           By:  /ss/ Jonathan B. Weller
                                                -----------------------
                                           Name:  Jonathan B. Weller
                                           Title: President

                              By: PR Eagles Nest LP

                                  By: PR Berfla LLC, its general partner

                                       By: PREIT Associates, L.P., its sole
                                           member

                                           By:  Pennsylvania Real Estate
                                                Investment Trust, its general
                                                partner

                                                By:  /ss/ Jonathan B. Weller
                                                     -----------------------
                                                Name:  Jonathan B. Weller
                                                Title: President

                            NEW REGENCY HILLTOP ASSOCIATES,
                            L.P.

                            By: PR NEW REGENCY VA, LLC

                                By: PREIT Associates, L.P., its Managing Member

                                     By: Pennsylvania Real Estate Investment
                                         Trust, its general partner

                                         By:  /ss/ Jonathan B. Weller
                                              -----------------------
                                         Name:  Jonathan B. Weller
                                         Title: President

                            FOX RUN DEL ASSOCIATES

                            By: PR Fox Run Del, LLC, a general partner

                                By: PREIT Associates, L.P., its sole member

                                     By: Pennsylvania Real Estate Investment
                                         Trust, its general partner

                                         By:  /ss/ Jonathan B. Weller
                                              -----------------------
                                         Name:  Jonathan B. Weller
                                         Title: President

                            By: PR Berdel LLC, a general partner

                                By: PREIT Associates, L.P., its sole member

                                     By: Pennsylvania Real Estate Investment
                                         Trust, its general partner


                                         By:  /ss/ Jonathan B. Weller
                                              -----------------------
                                         Name:  Jonathan B. Weller
                                         Title: President

                              REGENCY ASSOCIATES

                              By: PR Regency Associates LLC, a general
                                  partner

                                  By: PREIT Associates, L.P., its sole member

                                       By: Pennsylvania Real Estate Investment
                                           Trust, its general partner

                                           By:  /ss/ Jonathan B. Weller
                                                -----------------------
                                           Name:  Jonathan B. Weller
                                           Title: President


                              PR SHENANDOAH LIMITED
                              PARTNERSHIP

                              By: West Palm, Inc. its general partner


                                  By:  /ss/ Jonathan B. Weller
                                       -----------------------
                                  Name:  Jonathan B. Weller
                                  Title: President


                              THE WOODS ASSOCIATES

                                  By: PR Woods LLC, its general partner

                                       By: PREIT Associates, L.P., its member

                                           By: Pennsylvania Real Estate
                                               Investment Trust, its general
                                               partner


                                                By:  /ss/ Jonathan B. Weller
                                                     -----------------------
                                                Name:  Jonathan B. Weller
                                                Title: President

                                  PR COUNTRYWOOD LLC

                                  By: PREIT Associates, L.P., its sole member

                                  By: Pennsylvania Real Estate Investment
                                  Trust, its general partner

                                       By:  /ss/ Jonathan B. Weller
                                            -----------------------
                                       Name:  Jonathan B. Weller
                                       Title: President


                              PR WILL-O-HILL, L.P.

                              By: PR Will-O-Hill LLC, its general partner

                                     By: PREIT Associates, L.P., its sole
                                         Member

                                            By: Pennsylvania Real Estate
                                                Investment Trust, its general
                                                Partner

                                             By:  /ss/ Jonathan B. Weller
                                                  -----------------------
                                             Name:  Jonathan B. Weller
                                             Title: President


                              PR FOX RUN LIMITED PARTNERSHIP

                              By: PR Fox Run Trust, its general partner


                                  By:  /ss/ Jonathan B. Weller
                                       -----------------------
                                  Name:  Jonathan B. Weller
                                  Title: President

                            JOINDER BY TITLE COMPANY

Title Company joins this Agreement solely for the purpose of agreeing to the provisions of Section 18:


                                             FIDELITY NATIONAL TITLE
                                             INSURANCE COMPANY


                                             By:  /ss/ M. Gordon Daniels
                                                  ----------------------
                                             Name:  M. Gordon Daniels
                                             Title: Vice President
                                             Date:  February 26, 2003

                                    EXHIBIT A

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Purchase        O/S Debt @
Name of Property                     Owner                  Location                          Price            12/02         Equity
------------------------------------------------------------------------------------------------------------------------------------
Wholly Owned
------------------------------------------------------------------------------------------------------------------------------------
    1 2031 Locust Street             PREIT Associates LP    2031 Locust Street,
                                                            Philadelphia, Philadelphia
                                                            County, PA                      11,820,596      5,708,186      6,112,410
------------------------------------------------------------------------------------------------------------------------------------
    2 Boca Palms Apartments          PREIT Associates LP,   Boca Raton, FL                                 21,681,514
                                                                                            33,934,196                    12,252,682
------------------------------------------------------------------------------------------------------------------------------------
    3 Camp Hill Plaza Apartments     PREIT                  Camp Hill,
                                                            Cumberland County, PA           17,736,463     12,724,736      5,011,727
------------------------------------------------------------------------------------------------------------------------------------
    4 Cobblestone Apartments         GP Stones Limited      Pompano Beach, FL
                                     Partnership                                            25,418,989     13,287,122     12,131,867
------------------------------------------------------------------------------------------------------------------------------------
    5 Eagle's Nest Apartments        Eagles Nest Associates Coral Springs, FL
                                                                                            18,955,568     14,726,608      4,228,960
------------------------------------------------------------------------------------------------------------------------------------
    6 Emerald Point                  New Regency Hilltop    Virginia Beach, VA
                                     Associates, L.P.                                       47,110,006     15,151,879     31,958,127
------------------------------------------------------------------------------------------------------------------------------------
    7 Fox Run Apartments, DE         Fox Run Del Associates Bear, DE
                                                                                            30,324,705     13,565,148     16,759,557
------------------------------------------------------------------------------------------------------------------------------------
    8 Hidden Lakes Apartments        PREIT Associates LP    Dayton, Montgomery
                                                            County, OH                      17,602,021     10,265,142      7,336,879
------------------------------------------------------------------------------------------------------------------------------------
    9 Kenwood Gardens                PREIT Associates LP    Toledo, Montgomery County,
                                                            OH                              16,404,204      6,955,353      9,448,851
------------------------------------------------------------------------------------------------------------------------------------
   10 Lakewood Hills Apartments      PREIT                  Harrisburg
                                                            Dauphin County, PA              36,981,605     17,987,982     18,993,623
------------------------------------------------------------------------------------------------------------------------------------
   11 Marylander Apartments          PREIT Associates LP    Baltimore, Baltimore County,
                                                            MD                              29,672,926     11,800,116     17,872,810
------------------------------------------------------------------------------------------------------------------------------------
   12 Palms of Pembroke              PREIT                  Pembroke Pines, FL
                                                                                            29,518,115     15,925,359     13,592,756
------------------------------------------------------------------------------------------------------------------------------------
   13 Regency Lakeside Apartments    Regency Associates     Omaha, NE
                                                                                            34,287,157     19,059,017     15,228,140
------------------------------------------------------------------------------------------------------------------------------------
   14 Shenandoah Village Apartments  PR Shenandoah Limited  West Palm Beach, FL
                                     Partnership                                            16,765,184      7,815,000      8,950,184
------------------------------------------------------------------------------------------------------------------------------------
   15 The Woods                      The Woods Associates   Ambler, PA                      28,614,310      6,320,514(1)  22,293,796
====================================================================================================================================
      Total Wholly Owned                                                                   395,146,046    192,973,676    202,172,369
                                                                                           -----------------------------------------

Joint Ventures (#'s are net of JV Partners Interest)
------------------------------------------------------------------------------------------------------------------------------------
    1 Cambridge Hall Apartments     PREIT Associates LP   West Chester, PA
                                    (50%)                                                     6,722,600     2,542,500      4,180,100
------------------------------------------------------------------------------------------------------------------------------------
    2 Countrywood Apartments        PR Countrywood LLC    12101 N. Dale Mabry Hwy.,
                                    (.5%)                 Tampa, FL
                                    PREIT Associates LP
                                    (49.5%)                                                   9,141,859     7,379,355      1,762,504
------------------------------------------------------------------------------------------------------------------------------------
    3 Fox Run Apartments, PA        PR Fox Run LP (50%)   Warminster, PA
                                                                                              5,330,686     2,684,221      2,646,465
------------------------------------------------------------------------------------------------------------------------------------
    4 Will-O-Hill Apartments        PR Will-O-Hill LP     Reading, PA
                                    (50%)                                                     3,658,810       807,705      2,851,105
====================================================================================================================================
      Total Joint Venture                                                                    24,853,954    13,413,781     11,440,174
                                                                                             ---------------------------------------

Portfolio Total                                                                             420,000,000   206,387,457    213,612,543

--------
(1) The mortgage loan on The Woods was repaid in January 2003.